As filed with the Securities and Exchange Commission on July 2, 2021.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DatChat, Inc.
(Exact name of registrant as specified in its charter)

Nevada	4822	47-2502264
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

DatChat, Inc.

65 Church Street

2nd Floor

New Brunswick, NJ 08901

(732) 354-4766
(Address and telephone number of registrant’s principal executive offices)

Darin Myman,

Chief Executive Officer

DatChat, Inc.

Chief Executive Officer

65 Church Street

New Brunswick, NJ 08901

(732) 354-4766
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Stephen Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Telephone: (212) 653-8700 Facsimile: (212) 653-8701	Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Telephone: (516) 217-6379 Facsimile: (866) 705-3071

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:     ☒

If this Form is filed to register additional securities for a registration statement pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units consisting of:
(i) Common stock, no par value per share(3)	$11,500,000	$1,254.65
(ii) Series A Warrants to purchase one common share(4) (5)
Common stock issuable upon exercise of the Series A Warrants	$11,500,000	$1,254.65
Representative’s warrants(5)(6)		$96.01
Common stock issuable upon exercise of the representative’s warrants	$880,000
Total	$23,880,000	$1,350.66

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. Fees were previously paid.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Includes the offering price of any additional shares of common stock that the underwriters have the right to purchase from the Registrant to cover over-allotments, if any.
(4)	Includes the offering price of any additional Series A Warrants the underwriters have the right to purchase from the Registrant to cover over-allotments, if any.
(5)	No fee is required pursuant to Rule 457(i) under the Securities Act.
(6)	Represents 177,777 warrants to purchase a number of shares of common stock equal to 8% of the number of common stock sold in this offering at an exercise price equal to 110% of the public offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 2, 2021

2,222,223 Units Consisting of Common Stock and Series A Warrants

This is a firm commitment initial public offering of units each consisting of one share of our common stock, $0.0001 par value per share, and one Series A Warrant to purchase one share of our common stock (and the shares issuable from time to time upon exercise of the Series A Warrants) pursuant to this prospectus based upon an anticipated combined offer price of between $4.00 and $5.00 per unit and an $4.50 assumed initial public offering (which, is the midpoint of the $4.00 to $5.00 range; this assumption is used throughout this preliminary prospectus). Each Series A Warrant will have an assumed exercise price of $4.50 per share, will be exercisable upon issuance and will expire five years from issuance. Prior to this offering, there has been no public market for our units, common shares or warrants. The components of the units will begin to trade separately immediately upon listing on The Nasdaq Capital Market.

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “DATS.” No assurance can be given that our application will be approved. In conjunction therewith, we intend to also apply to have the Series A Warrants listed on The Nasdaq Capital Market under the symbol “DATSW.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Initial public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before expenses	$	$

(1) The assumed public offering price and underwriting discount corresponds to in respect of the units (a) an assumed public offering price per share of common stock of $4.49 and (b) an assumed public offering price per Series A Warrant of $0.01.

(2) Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to EF Hutton, division of Benchmark Investments, LLC and US Tiger Securities, Inc., the representatives of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters. We have agreed to issue warrants to the representative of the underwriters. See “Underwriting” on page 70 of this prospectus for a description of the compensation arrangements.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 333,333 units at the public offering price per unit and, in each case, less the underwriting discounts and commissions, to cover over-allotments, if any.

The underwriters expect to deliver our units against payment on or about           , 2021.

Lead Book Running Manager EF HUTTON division of Benchmark Investments, LLC	Joint Book Running Manager US TIGER SECURITIES, INC

The date of this prospectus is     , 2021.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.

Through and including           , 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

For investors outside the United States: Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “DatChat,” or “the Company” refer to DatChat, Inc.

Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock (assume no exercise of (a) any warrants and/or options, (b) the representatives’ common stock purchase warrants and/or (c) the representatives’ over-allotment option.

Overview

We are a communication software company. We believe that one’s right to privacy should not end the moment they click “send.” Our flagship product, DatChat Messenger & Private Social Network (the “Application”), is a mobile application that gives users the ability to communicate with privacy and protection.

The Application allows users to exercise control over their messages, even after they are sent. Through the Application, users can delete messages that they have sent, on their own device and the recipient’s device as well. There is no set time limit within which they must exercise this choice. A user can elect at any time to delete a message that they previously sent to a recipient’s device.

The Application also enables users to hide secret and encrypted messages behind a cover, which messages can only be unlocked by the recipient and which are automatically destroyed after a fixed number of views or fixed amount of time. Users can decide how long their messages last on the recipient’s device. The Application also includes a screen shot protection system, which makes it virtually impossible for the recipient to screenshot a message or picture before it gets destroyed. In addition, users can delete entire conversations at any time, making it like the conversation never even happened.

The Application integrates with iMessage, making private messages potentially available to hundreds of millions of users.

Our Corporate Information

We were originally incorporated in the State of Nevada on December 4, 2014 under the name “YssUp, Inc.” On March 4, 2015, an amendment to our articles of incorporation was filed with the Nevada Secretary of State changing our name to “DatChat, Inc.”

Our principal executive offices are located at 65 Church Street, New Brunswick, New Jersey 08901, and our telephone number is (732) 354-4766. Our website address is www.datchat.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common shares.

Regulation “A” Offering

On September 23, 2016, we filed an Offering Statement on Form 1-A pursuant to Tier II of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (“SEC”) and subsequent amendments thereto on December 7, 2016, January 12, 2017, January 25, 2017 and January 31, 2017 (the “Offering Statement”). The Offering Statement was qualified by the SEC on February 2, 2017. Pursuant to the Regulation A offering, as of March 31, 2021, we have sold an aggregate of 2,461,402 shares of our common stock, $0.0001 par value per share, at a purchase price of $2.00 per share, resulting in aggregate gross proceeds of $4,922,804, before deducting offerings expenses of $794,790.

Out of the net proceeds, we spent approximately $2.6 million on developer and officer compensation, marketing and general operating expenses. As of the date hereof, we have retained $1.3 million in cash and cash equivalents. Furthermore, the common stock sold through the Regulation A offering is not quoted on any public markets such as the OTC Pink.

Implications of Being an Emerging Growth Company

Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock (i) assume no exercise of (a) any warrants and/or options, (b) the representatives’ common stock purchase warrants and/or (c) the representatives’ over-allotment option.

As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

THE OFFERING

Securities Offered by us:	2,222,223 units (at an assumed offering price of $ 4.50 per share of common stock and Series A Warrant combined), each consisting of one share of common stock and one Series A Warrant. The units will split apart and the shares and Warrants will trade separately immediately upon listing.

Common Stock Outstanding before the Offering:	26,773,724 shares

Common Stock to be Outstanding after this Offering:	28,995,947 shares

Over-allotment Option:	We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 333,333 units at an assumed offering price of $4.50 per unit, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Use of Proceeds:	We intend to use the net proceeds from this offering for product development, marketing, working capital and general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Proposed Listings on Nasdaq:	We have applied to list our common stock on The Nasdaq Capital Market under the symbol “DATS.” No assurance can be given that our application will be approved. In conjunction therewith, we have also applied to have the Series A Warrants listed on The Nasdaq Capital Market under the symbol “DATSW”. Our units will not trade and will be split into common stock and Series A Warrants immediately upon listing.

Lock-up	We, our directors and officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for 180 days after the date of this prospectus. In addition, certain of our securityholders holding an aggregate of 276,500 shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for 45 days after the date of this prospectus and will thereafter each be permitted to sell, pledge or otherwise dispose of, directly or indirectly, $15,000 shares of common stock per month until 180 days after the date of this prospectus. See “Underwriting” on page 70

Risk Factors:	Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Representative’s Warrant	We will issue to EF Hutton, division of Benchmark Investments, LLC, as Lead Book Running Manager and representative of the underwriters, and US Tiger Securities, Inc., as Joint Book Running Manager, or its designees at the closing of this offering warrants to purchase the number of common shares equal to 8% of the aggregate number of common shares sold in this offering. The representative’s warrant will be exercisable six months from the effective date of the registration statement for this offering and will expire five years after the effective date. The exercise price of the representative’s warrant will equal 110% of the public offering price per share. See “Underwriting.”

The number of shares of common stock to be outstanding after this offering is based on 26,773,724 shares of common stock issued and outstanding as of June 28, 2021, and excludes the following:

•	2,500,000 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan;

Except as otherwise indicated herein, all information in this prospectus assumes the following:

•	no exercise of the outstanding options or warrants described above;
•	no exercise by the underwriter of their option to purchase additional units consisting of common shares and Series A Warrants to purchase common shares to cover over-allotments, if any; and
•	no exercise of the representatives’ warrant.

SUMMARY OF RISK FACTORS

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

●	We have a limited operating history and have not yet generated any revenues;

●	We have not developed a strong customer base, and we have not generated sustainable revenue since inception. We cannot assure you that we ever will. We will incur significant losses in launching products and we may not realize sufficient subscriptions or profits in order to sustain our business;

●	There is substantial doubt about our ability to continue as a going concern;

●	We are dependent on the services of certain key management personnel, employees, and advisors. If we are unable to retain or motivate such individuals or hire qualified personnel, we may not be able to grow effectively;

●	The Application is based on new and unproven technologies and is subject to the risks of failure inherent in the development of new products and services;

●	If we are unable to maintain a good relationship with the markets where the Application is distributed, our business will suffer;

●	The mobile application industry is subject to rapid technological change and, to compete, we must continually enhance the Application;

●	Defects in the Application and the technology powering it may adversely affect our business;

●	If we fail to retain current users or add new users, or if our users engage less with the Application, our business would be seriously harmed;

●	There is a risk that the public will not perceive the privacy protections that we offer to be necessary or useful and therefore would not be interested in our services;

●	The characteristics of the Application, including but not limited to privacy and encryption, may be exploited to facilitate illegal activity; if any of our users do so or are alleged to have done so, it could adversely affect us and generate negative perception of our products in the marketplace;

●	We expect to derive substantially all of our revenue from a single product;

●	The Application depends on effectively operating with mobile operating systems, hardware, networks, regulations, and standards that we do not control. Changes in our products or to those operating systems, hardware, networks, regulations, or standards may seriously harm our user growth, retention, and engagement;

●	We rely on a single third-party provider, Amazon Web Services, for computing infrastructure, secure network connectivity, and other technology-related services needed to deliver our products. Any disruption in the services provided by such third-party provider could adversely affect our business;

●	Major network failures could have an adverse effect on our business;

●	We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position;

●	Unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services could have a material adverse effect on our business;

●	We may be subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Our actual or perceived failure to comply with such obligations could adversely affect our business;

●	We do not expect to pay dividends in the foreseeable future;

●	If our stock price fluctuates after the offering, you could lose a significant part of your investment;

●	The delisting of our securities by Nasdaq; and

●	Exclusive forum provisions in our amended and restated certificate of incorporation and amended and restated bylaws.

SUMMARY FINANCIAL DATA

The following table sets forth our selected financial data as of the dates and for the periods indicated. We have derived the statement of operations data for the years ended December 31, 2020 and 2019 from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the three months ended March 31, 2021 and 2020 and the balance sheet data as of March 31, 2021 have been derived from our unaudited financial statements included elsewhere in this prospectus. The following summary financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes and other information included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

Balance Sheet Data:

	December 31,		March 31, 2021
	2020	2019	(unaudited)

Cash	$690,423	$70,774	$1,628,100
Working capital (deficit)	$555,690	$(339,880)	1,627,260
Total assets	$744,315	$229,354	1,819,119
Total liabilities	$161,990	$569,234	170,593
Accumulated deficit	$(16,761,512)	$(15,782,042)	(17,758,283)
Total stockholders’ equity (deficit)	$582,325	$(339,880)	1,648,526

Statement of Operations Data:

	Years Ended December 31,		Three Months Ended March 31, (unaudited)
	2020	2019	2021	2020
Revenues	$—	$—	$—	$—
Operating costs and expenses
Compensation and related expenses	$494,002	$502,277	$279,135	$79,601
Professional and consulting	$263,245	$167,468	$604,036	$32,405
General and administrative	$327,184	$310,854	$113,637	$81,781
Total operating expenses	$1,084,431	$980,599	$996,808	$193,787
Net loss	$(979,470)	$(6,557,336)	$(996,771)	$(207,962)
Net loss per common share—basic and diluted[1]	$(0.04)	$(0.26)	$(0.04)	$(0.01)
Weighted average common shares outstanding—basic and diluted	26,490,176	25,525,151	25,926,748	26,412,690

RISK FACTORS

Any investment in our shares of common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common shares. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to our Business and Industry

We have a limited operating history and have not yet generated any revenues.

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. We were incorporated in 2014, and since then there have been a limited amount of downloads of the Application. To date, we have no revenues. Since inception through March 31, 2021, we have recorded accumulated losses totaling $17,758,283. We intend, in the long term, to derive revenues from advertisement sales, technology licensing, and other forms of revenue. The Application is available for download on certain mobile platforms and we are developing compatibility on with other platforms. We also continue to develop and refine functions of the Application.

We have not developed a strong customer base, and we have not generated sustainable revenue since inception. We cannot assure you that we ever will. We will incur significant losses in launching products and we may not realize sufficient subscriptions or profits in order to sustain our business.

We have not yet developed a strong customer base and we have not generated sustainable revenue since inception. We are subject to the substantial risk of failure facing businesses seeking to develop and commercialize new products and technologies. Maintaining and improving our platform will require significant capital. We will also incur substantial accounting, legal and other overhead costs as a public company. If our offerings to customers are unsuccessful, result in insufficient revenue or result in us not being able to sustain revenue, we will be forced to reduce expenses, which may result in an inability to gain new customers.

There is substantial doubt about our ability to continue as a going concern.

We are in the early stages of developing our customer base and have not completed our efforts to establish a stabilized source of revenue sufficient to cover our costs over an extended period of time. For the years ended December 31, 2020 and 2019, we had net losses of $979,470 and $6,557,336, respectively, and cash used in operations of $1,095,577 and $1,038,472. As of March 31, 2021, we had accumulated losses of $17,758,283. We have concluded that these conditions raise substantial doubt about our ability to continue as a going concern. There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Our long-term future growth and success is dependent upon our ability to raise additional capital and implement our business plan. There is no assurance that we will be successful in implementing our business plan or that we will be able to generate sufficient cash from operations, sell securities or borrow funds on favorable terms or at all. Our inability to generate significant revenue or obtain additional financing could have a material adverse effect on our ability to fully implement our business plan and grow our business to a greater extent than we can with our existing financial resources.

We may fail to develop new products, or may incur unexpected expenses or delays.

Although the Application is currently available for download, we may need to develop various new technologies, products and product features to remain competitive. Due to the risks inherent in developing new products and technologies — limited financing, loss of key personnel, and other factors — we may fail to develop these technologies and products, or may experience lengthy and costly delays in doing so. Although we are able to license some of our technologies in their current stage of development, we cannot assure that we will be able to develop new products or enhancements to our existing products in order to remain competitive.

We are dependent on the services of certain key management personnel, employees, and advisors. If we are unable to retain or motivate such individuals or hire qualified personnel, we may not be able to grow effectively.

We depend on the services of a number of key management personnel, employees, and advisors and our future performance will largely depend on the talents and efforts of such individuals. We do not currently maintain “key person” life insurance on any of our employees. The loss of one or more of such key individuals, or failure to find a suitable successor, could hamper our efforts to successfully operate our business and achieve our business objectives. Our future success will also depend on our ability to identify, hire, develop, motivate and retain highly skilled personnel. Competition in our industry for qualified employees is intense, and our compensation arrangements may not always be successful in attracting new employees and/or retaining and motivating our existing employees. Future acquisitions by us may also cause uncertainty among our current employees and employees of the acquired entity, which could lead to the departure of key individuals. Such departures could have an adverse impact on the anticipated benefits of an acquisition.

We may face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

We are focused on the mobile application industry, specifically the mobile messaging market, which is already saturated with established companies. Many of these companies, including Apple Inc., Alphabet Inc., Facebook, Inc., and Snap Inc., already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.

The Application is based on new and unproven technologies and is subject to the risks of failure inherent in the development of new products and services.

Because the Application is based on certain new technologies, it is subject to risks of failure that are particular to new technologies, including the possibility that:

●	the Application may not gain market acceptance;

●	proprietary rights of third parties may preclude us from marketing a new product or service;

●	the Application may not receive the exposure required to obtain new users; or

●	third parties may market superior products or services.

If we are unable to maintain a good relationship with the markets where the Application is distributed, our business will suffer.

The Apple App Store is the primary distribution, marketing, promotion and payment platform for the Application. Any deterioration in our relationship with Apple or any application market place we utilize in the future would harm our business and adversely affect the value of our common stock.

We are subject to Apple’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of mobile applications on its platform. Our business would be harmed if:

●	Apple discontinues or limits access to its platform by us and other application developers;

●	Apple modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or Apple changes how the personal information of its users is made available to application developers on their respective platforms or shared by users;

●	Apple establishes more favorable relationships with one or more of our competitors;

●	Apple limits our access to its application marketplace because our application provides mobile messaging services similar to Apple; or

●	Apple makes changes in its operating system or development platform that are incompatible with our technology.

We expect to benefit from Apple’s strong brand recognition and large user base. If Apple loses its market position or otherwise falls out of favor with mobile users, we would need to identify alternative channels for marketing, promoting and distributing our application, which would consume substantial resources and may not be effective. In addition, Apple has broad discretion to change their terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us. Any such changes in the future could significantly alter our users experience or how interact within our application, which may harm our business.

In the event that Apple’s standard terms and conditions become prohibitively costly or unduly burdensome, we plan to host our own servers in a co-location facility and create a web-based, desktop version of the Application that does not require users to install the Application from the App store.

The mobile application industry is subject to rapid technological change and, to compete, we must continually enhance the Application.

We must continue to enhance and improve the performance, functionality and reliability of the Application. The mobile application industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our product and services obsolete. We have discovered that some of our customers’ desire additional performance and functionality that the Application, and the underlying technology, does not currently support. Our success will depend, in part, on our ability to both internally develop leading technologies to enhance the Application, develop new mobile applications and services that address the increasingly sophisticated and varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology and other proprietary technology involves significant technical and business risks. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to create revenue and expand our business.

Defects in the Application and the technology powering it may adversely affect our business.

Tools, code, subroutines and processes contained within the Application may contain defects not yet discovered or contained in updates and new versions. Our introduction of new mobile applications or updates and new versions with defects or quality problems may result in adverse publicity, reduced downloads and use, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

If we fail to retain current users or add new users, or if our users engage less with the Application, our business would be seriously harmed.

Adding, maintaining, and engaging daily monthly users will be essential to attaining our growth targets and sustaining operations. If current and potential users do not perceive our products to be effective and useful, we may not be able to attract new users, retain existing users, or maintain or increase the frequency and duration of their engagement. In addition, our products typically require high bandwidth data capabilities, high-end mobile device penetration and high bandwidth capacity cellular networks with large coverage areas. We therefore do not expect to experience rapid user growth or engagement in countries with low smartphone penetration even if such countries have well-established and high bandwidth capacity cellular networks. We may also not experience rapid user growth or engagement in regions where, even though smartphone penetration is high, due to the lack of sufficient cellular based data networks, consumers rely heavily on Wi-Fi and may not access our products regularly.

There are many factors that could negatively affect user retention, growth, and engagement, including if:

●	users increasingly engage with competing products instead of ours;

●	our competitors may mimic our products and therefore harm our user engagement and growth;

●	we fail to introduce new and exciting products and services or those we introduce are poorly received;

●	our products fail to operate effectively on the iOS and Android mobile operating systems;

●	we are unable to continue to develop products that work with a variety of mobile operating systems, networks, and smartphones;

●	we are unable to combat hostile or inappropriate usage on our products;

●	there are changes in user sentiment about the quality or usefulness of the Application;

●	there are concerns about the privacy implications, safety, or security of our products;

●	there are changes in our products that are mandated by legislation, regulatory authorities, or litigation, including settlements or consent decrees that adversely affect the user experience;

●	technical or other problems frustrate the user experience, particularly if those problems prevent us from delivering our products in a fast and reliable manner;

●	we fail to provide adequate service to users;

●	we are the subject of adverse media reports or other negative publicity; and

●	we do not maintain our brand image or our reputation is damaged.

Any decrease to user retention, growth, or engagement could render our products less attractive to users, advertisers, or partners, and would seriously harm our business.

There is a risk that the public will not perceive the privacy protections that we offer to be necessary or useful and therefore would not be interested in our services.

No matter how effective our products might be in affording users control over their privacy, the general public may not perceive our products to be necessary or useful. In general, although people are more aware than in the past of the amount of personal data that is tracked on a daily basis with the advent of social media and targeted advertising, mere awareness does not necessarily translate into a desire to take affirmative action with respect to one’s privacy. For us, this could mean that the average person might not feel the need to have the ability to delete messages that they have sent. While we believe that the general public will recognize the value of our products and feel empowered to take control of their privacy, it is possible that a great number of people have come to believe that their personal information cannot be protected and that any attempt to do so would be ineffective. As such, regardless of how effective our products might be, there is a risk that the general public might deem our products to be unnecessary and will not be drawn to download and use the Application.

Users may not want to change the way that they send messages and therefore would not be interested in our products.

Our success is dependent in part on users altering their behavior and changing the way that they send text messages. Although the Application is fully integrated with iMessage, the Application requires the user to send the message through a separate text bar, which is located below the ordinary iMessage bar. Even if users have downloaded the Application, it is possible that users will bypass this option when they go to send a text message. In addition, our user experience may not be received positively, as some users might find it inconvenient to have two text bars appearing on the screen at the same time when they go to send a text message. The iMessage integration figure does not currently allow a user to remove the iMessage bar so that only the Application’s bar appears and it is doubtful that Apple would ever allow such a feature. Moreover, because both text bars are displayed on the screen at the same time, users may inadvertently send a private message through iMessage that they intended to send through the Application, thereby defeating the data protection and privacy benefits that the Application offers. If users do not adapt to seeing and typing messages with two texts bars displayed, our user retention may suffer.

The characteristics of the Application, including but not limited to privacy and encryption, may be exploited to facilitate illegal activity; if any of our users do so or are alleged to have done so, it could adversely affect us and generate negative perception of our products in the marketplace.

For all of the same reasons that our products are attractive to the general public, the privacy, data protection and encryption features could appeal to persons and groups engaged in illegal activities due to the ability of the Application to delete messages from a recipient’s phone. In this context, the Application may be used to facilitate both illegal activity and the destruction of evidence, which could potentially draw scrutiny from regulators. In addition, the Application could develop a stigma that it is associated with illegal activity and deter certain people from communicating through the Application.

Negative publicity could adversely affect our reputation, our business, and our operating results.

Negative publicity about our company, including about the quality and reliability of our products, content shared by users through the Application, changes to our products, policies and services, our privacy and security practices, litigation, regulatory activity, the actions of users on the Application, or user experience with our products, even if inaccurate, could adversely affect our reputation and the confidence in and the use of our product. Such negative publicity could also have an adverse effect on the size, engagement, and loyalty of our user base and, in turn, adversely affect our business, results of operations and financial condition.

We expect to derive substantially all of our revenue from a single product.

We expect to derive substantially all of our revenue from the Application. As such, the continued growth in market demand for and market acceptance of the Application is critical to our continued success. Demand for the Application is affected by a number of factors, many of which are beyond our control, such as continued market acceptance; the timing of development and release of competing new products; consumer preferences; the development and acceptance of new features, integrations, and capabilities; price or product changes by us or our competitors; technological changes and developments within the markets we serve; growth, contraction, and rapid evolution of our market; and general economic conditions and trends. If we are unable to continue to meet demands of our users or trends in preferences or to achieve more widespread market acceptance of the Application, our business, results of operations, and financial condition could be harmed. Changes in preferences of users may have a disproportionately greater impact on us than if we offered multiple products. In addition, competitors may develop or acquire their own tools or software and people may continue to rely on traditional tools and software, such as text message and email, which would reduce or eliminate the demand for the Application. If demand declines for any of these or other reasons, our business could be adversely affected.

The Application depends on effectively operating with mobile operating systems, hardware, networks, regulations, and standards that we do not control. Changes in our products or to those operating systems, hardware, networks, regulations, or standards may seriously harm our user growth, retention, and engagement.

Because the Application is used primarily on mobile devices, the Application must remain interoperable with popular mobile operating systems, Android and iOS. The owners of such operating systems, Google and Apple, respectively, each provide consumers with products that compete with ours. We have no control over these operating systems or hardware, and any changes to these systems or hardware that degrade our products’ functionality, or give preferential treatment to competitive products, could seriously harm DatChat usage on mobile devices. Our competitors that control the operating systems and related hardware the Application runs on could make interoperability of our products with those mobile operating systems more difficult or display their competitive offerings more prominently than ours. When introducing new products, it takes time to optimize such products to function with these operating systems and hardware, impacting the popularity of such products, and we expect this trend to continue. Moreover, our products require high-bandwidth data capabilities. If the costs of data usage increase, our user growth, retention, and engagement may be seriously harmed.

We may not successfully cultivate relationships with key industry participants or develop products that operate effectively with these technologies, systems, networks, regulations, or standards. If it becomes more difficult for our users to access and use the Application on their mobile devices, if our users choose not to access or use the Application on their mobile devices, or if our users choose to use mobile products that do not offer access to the Application, our user growth, retention, and engagement could be seriously harmed.

Moreover, the adoption of any laws or regulations that adversely affect the popularity or growth in use of the internet or mobile applications, including laws or regulations that undermine open and neutrally administered internet access, could decrease user demand for the Application and increase our cost of doing business. For example, in December 2017, the Federal Communications Commission adopted an order reversing net neutrality protections in the United States, including the repeal of specific rules against blocking, throttling or “paid prioritization” of content or services by internet service providers. To the extent internet service providers engage in such blocking, throttling or “paid prioritization” of content or similar actions as a result of this order and the adoption of similar laws or regulations, our business, financial condition and results of operations could be materially adversely affected.

Risks Related to Information Technology Systems, Intellectual Property and Privacy Laws

We rely on a single third-party provider, Amazon Web Services (“AWS”), for computing infrastructure, secure network connectivity, and other technology-related services needed to deliver our products. Any disruption in the services provided by such third-party provider could adversely affect our business.

Our products are hosted from, and use computing infrastructure, secure network connectivity, and other technology-related services provided by AWS. We do not control the operations of this third-party provider or own the equipment used to provide such services. Because we cannot easily switch our AWS-serviced operations to another cloud provider, any disruption of or interference with our use of AWS, for example, due to natural disasters, cyber-attacks, terrorist attacks, power losses, telecommunications failures, or similar events, would impact our operations and may adversely affect our business, financial condition, operating results and cash flows. In addition, AWS has no obligation to renew its agreement with us on commercially reasonable terms or at all. If we are unable to renew our agreement on commercially reasonable terms or develop our blockchain capabilities, we may be required to transition to a new provider, and we may incur significant costs and possible service interruption in connection with doing so.

In addition, Amazon may take actions beyond our control that could seriously harm our business, including:

●	discontinuing or limiting our access to its cloud platform

●	increasing pricing terms;

●	terminating or seeking to terminate our contractual relationship altogether;

●	establishing more favorable relationships or pricing terms with one or more of our competitors; and

●	modifying or interpreting its terms of service or other policies in a manner that impacts our ability to run our business and operations.

Amazon has broad discretion to change and interpret its terms of service and other policies with respect to us, and those actions may be unfavorable to us. They may also alter how we are able to process data on their cloud platform. If Amazon makes changes or interpretations that are unfavorable to us, our business could be seriously harmed.

Major network failures could have an adverse effect on our business.

Our technology infrastructure is critical to the performance of the Application and customer satisfaction. The Application runs on a complex distributed system, or what is commonly known as cloud computing. Some elements of this system are operated by third-parties that we do not control and which would require significant time to replace. We expect this dependence on third parties to continue. Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber-attacks or other breaches of network or information technology security that affect third-party networks, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition. If we experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition. In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the mobile application market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

Our success, in part, depends upon our proprietary technology. We have various forms of intellectual property including patent, copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We have also filed patent applications. However, we cannot provide any assurance that patent applications that we file will ultimately result in an issued patent or, if issued, that they will provide sufficient protections for our technology against competitors. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

We could be harmed by improper disclosure or loss of sensitive or confidential data.

In connection with the operation of our business, we plan to process and transmit data. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under laws and regulations that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings, such as mobile technology. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

Unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services could have a material adverse effect on our business.

Information security risks have generally increased in recent years, in part because of the proliferation of new technologies and the use of the Internet, and the increased sophistication and activity of organized crime, hackers, terrorists, activists, cybercriminals and other external parties, some of which may be linked to terrorist organizations or hostile foreign governments. Cybersecurity attacks are becoming more sophisticated and include malicious attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data, substantially damaging our reputation. Our security systems are designed to maintain the security of our users’ confidential information, as well as our own proprietary information. Accidental or willful security breaches or other unauthorized access by third parties or our employees, our information systems or the systems of our third-party providers, or the existence of computer viruses or malware in our or their data or software could expose us to risks of information loss and misappropriation of proprietary and confidential information, including information relating to our products or customers and the personal information of our employees.

In addition, we could become subject to unauthorized network intrusions and malware on our own IT networks. Any theft or misuse of confidential, personal or proprietary information as a result of such activities or failure to prevent security breaches could result in, among other things, unfavorable publicity, damage to our reputation, loss of our trade secrets and other competitive information, difficulty in marketing our products, allegations by our customers that we have not performed our contractual obligations, litigation by affected parties and possible financial obligations for liabilities and damages related to the theft or misuse of such information, as well as fines and other sanctions resulting from any related breaches of data privacy regulations, any of which could have a material adverse effect on our reputation, business, profitability and financial condition. Furthermore, the techniques used to obtain unauthorized access or to sabotage systems change frequently and are often not recognized until launched against a target, and we may be unable to anticipate these techniques or to implement adequate preventative measures.

We may be subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Our actual or perceived failure to comply with such obligations could adversely affect our business.

We receive, collect, store, and process certain personally identifiable information about individuals and other data relating to users of the Application. We have legal and contractual obligations regarding the protection of confidentiality and appropriate use of certain data, including personally identifiable and other potentially sensitive information about individuals. We may be subject to numerous federal, state, local, and international laws, directives, and regulations regarding privacy, data protection, and data security and the collection, storing, sharing, use, processing, transfer, disclosure, disposal and protection of information about individuals and other data, the scope of which are changing, subject to differing interpretations, and may be inconsistent among jurisdictions or conflict with other legal and regulatory requirements. We strive to comply with our applicable data privacy and security policies, regulations, contractual obligations, and other legal obligations relating to privacy, data protection, and data security. However, the regulatory framework for privacy, data protection and data security worldwide is, and is likely to remain for the foreseeable future, uncertain and complex, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that we do not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other legal obligations or our practices. Further, any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security, processing, transfer or disclosure of data, or their interpretation, or any changes regarding the manner in which the consent of users or other data subjects for the collection, use, retention, security, processing, transfer or disclosure of such data must be obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete, and may limit our ability to receive, collect, store, process, transfer, and otherwise use user data or develop new services and features.

If we are found in violation of any applicable laws or regulations relating to privacy, data protection, or security, our business may be materially and adversely affected and we would likely have to change our business practices and potentially the services and features, integrations or other capabilities of the Application. In addition, these laws and regulations could impose significant costs on us and could constrain our ability to use and process data in a commercially desirable manner. In addition, if a breach of data security were to occur or be alleged to have occurred, if any violation of laws and regulations relating to privacy, data protection or data security were to be alleged, or if we were to discover any actual or alleged defect in our safeguards or practices relating to privacy, data protection, or data security, the Application may be perceived as less desirable and our business, financial condition, results of operations and growth prospects could be materially and adversely affected.

We also expect that there will continue to be new laws, regulations, and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions. For example, the California Consumer Privacy Act (“CCPA”), which came into force in 2020, provides new data privacy rights for California consumers and new operational requirements for covered companies. Specifically, the CCPA mandates that covered companies provide new disclosures to California consumers and afford such consumers new data privacy rights that include, among other things, the right to request a copy from a covered company of the personal information collected about them, the right to request deletion of such personal information, and the right to request to opt-out of certain sales of such personal information. The California Attorney General can enforce the CCPA, including seeking an injunction and civil penalties for violations. The CCPA also provides a private right of action for certain data breaches that is expected to increase data breach litigation. Additionally, a new privacy law, the California Privacy Rights Act (“CPRA”), was approved by California voters in the November 3, 2020 election. The CPRA generally takes effect on January 1, 2023 and significantly modifies the CCPA, including by expanding consumers’ rights with respect to certain personal information and creating a new state agency to oversee implementation and enforcement efforts, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Some observers have noted the CCPA and CPRA could mark the beginning of a trend toward more stringent privacy legislation in the United States, which could also increase our potential liability and adversely affect our business. For example, the CCPA has encouraged “copycat” or other similar laws to be considered and proposed in other states across the country, such as in Virginia, New Hampshire, Illinois and Nebraska. This legislation may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment in resources to compliance programs, could impact strategies and availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies.

Various U.S. federal privacy laws are potentially relevant to our business, including the Federal Trade Commission Act, Controlling the Assault of Non-Solicited Pornography and Marketing Act, the Family Educational Rights and Privacy Act, the Children’s Online Privacy Protection Act, and the Telephone Consumer Protection Act. Any actual or perceived failure to comply with these laws could result in a costly investigation or litigation resulting in potentially significant liability, injunctions and other consequences, loss of trust by our users, and a material and adverse impact on our reputation and business.

In addition, the data protection landscape in the EU is continually evolving, resulting in possible significant operational costs for internal compliance and risks to our business. The EU adopted the General Data Protection Regulation (“GDPR”), which became effective in May 2018, and contains numerous requirements and changes from previously existing EU laws, including more robust obligations on data processors and heavier documentation requirements for data protection compliance programs by companies.

Among other requirements, the GDPR regulates the transfer of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States. Recent legal developments in Europe have created complexity and uncertainty regarding such transfers. For instance, on July 16, 2020, the Court of Justice of the European Union (the “CJEU”) invalidated the EU-U.S. Privacy Shield Framework (the “Privacy Shield”) under which personal data could be transferred from the European Economic Area to U.S. entities who had self-certified under the Privacy Shield scheme. While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism and potential alternative to the Privacy Shield), it made clear that reliance on such clauses alone may not necessarily be sufficient in all circumstances. Use of the standard contractual clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, including, in particular, applicable surveillance laws and rights of individuals, and additional measures and/or contractual provisions may need to be put in place; however, the nature of these additional measures is currently uncertain. The CJEU also states that if a competent supervisory authority believes that the standard contractual clauses cannot be complied with in the destination country and that the required level of protection cannot be secured by other means, such supervisory authority is under an obligation to suspend or prohibit that transfer.

Additionally, the GDPR greatly increased the European Commission’s jurisdictional reach of its laws and added a broad array of requirements for handling personal data. EU member states are tasked under the GDPR to enact, and have enacted, certain implementing legislation that adds to and/or further interprets the GDPR requirements and potentially extends our obligations and potential liability for failing to meet such obligations. The GDPR, together with national legislation, regulations and guidelines of the EU member states a governing the processing of personal data, impose strict obligations and restrictions on the ability to collect, use, retain, protect, disclose, transfer and otherwise process personal data. In particular, the GDPR includes obligations and restrictions concerning the consent and rights of individuals to whom the personal data relates, security breach notifications and the security and confidentiality of personal data.

Failure to comply with the GDPR could result in penalties for noncompliance (including possible fines of up to the greater of €20 million and 4% of our global annual turnover for the preceding financial year for the most serious violations, as well as the right to compensation for financial or non-financial damages claimed by individuals under Article 82 of the GDPR).

In addition to the GDPR, the European Commission has another draft regulation in the approval process that focuses on a person’s right to conduct a private life. The proposed legislation, known as the Regulation of Privacy and Electronic Communications (“ePrivacy Regulation”), would replace the current ePrivacy Directive. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. If regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities. Regulation of cookies and similar technologies may lead to broader restrictions on our marketing and personalization activities and may negatively impact our efforts to understand users.

Further, in March 2017, the United Kingdom formally notified the European Council of its intention to leave the EU pursuant to Article 50 of the Treaty on European Union (“Brexit”). The United Kingdom ceased to be an EU Member State on January 31, 2020, but enacted a Data Protection Act substantially implementing the GDPR (“U.K. GDPR”), effective in May 2018, which was further amended to align more substantially with the GDPR following Brexit. It is unclear how U.K. data protection laws or regulations will develop in the medium to longer term and how data transfers to and from the United Kingdom will be regulated. Some countries also are considering or have enacted legislation requiring local storage and processing of data that could increase the cost and complexity of delivering our services. Beginning in 2021 when the transitional period following Brexit expired, we are required to comply with both the GDPR and the U.K. GDPR, with each regime having the ability to fine up to the greater of €20 million (in the case of the GDPR) or £17 million (in the case of the U.K. GDPR) and 4% of total annual revenue. The relationship between the United Kingdom and the EU in relation to certain aspects of data protection law remains unclear, including, for example, how data transfers between EU member states and the United Kingdom will be treated and the role of the United Kingdom’s Information Commissioner’s Office following the end of the transitional period. These changes could lead to additional costs and increase our overall risk exposure.

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users, or any other legal obligations or regulatory requirements relating to privacy, data protection, or data security, may result in governmental investigations or enforcement actions, litigation, claims, or public statements against us by consumer advocacy groups, or others and could result in significant liability, cause our users to lose trust in us, and otherwise materially and adversely affect our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, other obligations, and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, the Application. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Online applications are subject to various laws and regulations relating to children’s privacy and protection, which if violated, could subject us to an increased risk of litigation and regulatory actions.

A variety of laws and regulations have been adopted in recent years aimed at protecting children using the internet such as the COPPA and Article 8 of the GDPR. We implement certain precautions to ensure that we do not knowingly collect personal information from children under the age of 13 through the Application. Despite our efforts, no assurances can be given that such measures will be sufficient to completely avoid allegations of COPPA violations, any of which could expose us to significant liability, penalties, reputational harm and loss of revenue, among other things. Additionally, new regulations are being considered in various jurisdictions to require the monitoring of user content or the verification of users’ identities and age. Such new regulations, or changes to existing regulations, could increase the cost of our operations.

Risks Related to the Offering and Our Common Stock

A sustained, active trading market for our common stock or Series A Warrants may not develop or be maintained which may limit investors’ ability to sell shares at all or at an acceptable price.

As we are in our early stage of development, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is currently no trading market for our common stock or Series A Warrants and we cannot predict whether an active market for our securities will ever develop or be sustained in the future. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for our common stock, and Series A Warrants may be limited; and

●	a lack of visibility for our common stock and Series A Warrants may have a depressive effect on the market price for our common stock.

The lack of an active market impairs your ability to sell your securities at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your securities. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional assets by using our securities as consideration.

Investors in this offering will experience immediate and substantial dilution in net tangible book value (deficit).

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of an assumed 2,222,223 shares of common stock based on an assumed public offering price of $4.50 per share, and after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $4.16 per share. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment.

The price of our common stock and our Series A Warrants may fluctuate substantially.

You should consider an investment in our common stock and Series A Warrants to be risky, and you should invest in our common stock and Series A Warrants only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sale of our common stock by our shareholders, executives, and directors;

●	volatility and limitations in trading volumes of our shares of common stock;

●	our ability to obtain financing;

●	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

●	our ability to attract new customers;

●	changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our shareholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	our inability to enter into new markets or develop new products;

●	reputational issues;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

●	changes in industry conditions or perceptions;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this initial public offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment our securities or enhance shareholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply our cash in ways that enhance shareholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our products, or continue our operations.

There is no established trading market for our securities; further, our common stock and Series A Warrants will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.

This offering constitutes our initial public offering of units consisting of one share of common stock and one Series A Warrant. No public market for these securities currently exists. We have applied to list the shares of our common stock and Series A Warrants on the Nasdaq Capital Market, or Nasdaq (and will also list our Series A Warrants if such application is accepted). An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. Even if these shares are listed on Nasdaq, there can be no assurance that an active trading market for these securities will develop or be sustained after this offering is completed. The initial offering price has been determined by negotiations among the lead underwriter and us. Among the factors considered in determining the initial offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, there can be no assurance that following this offering our common stock will trade at a price equal to or greater than the offering price.

In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to dispose of our securities and more difficult to obtain accurate price quotations on our securities. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock and/or other securities are not traded on a national securities exchange.

Our ability to have our common stock and Series A Warrants traded on the Nasdaq is subject to us meeting applicable listing criteria.

We intend in the near future to apply to list our common stock and Series A Warrants to be listed on Nasdaq, a national securities exchange. The Nasdaq requires companies desiring to list their common stock to meet certain listing criteria including total number of shareholders: minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our common stock on Nasdaq. In the event we are unable to have our shares traded on Nasdaq, our common stock could potentially trade on the OTCQX or the OTCQB, each of which is generally considered less liquid and more volatile than the Nasdaq. Our failure to have our shares traded on Nasdaq could make it more difficult for you to trade our shares, could prevent our common stock trading on a frequent and liquid basis and could result in the value of our common stock being less than it would be if we were able to list our shares on Nasdaq.

We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders and otherwise disrupt our operations and adversely affect our operating results.

We may in the future seek to acquire or invest in businesses, applications and services or technologies that we believe could complement or expand our services, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

In addition, we do not have any experience in acquiring other businesses. If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to a number of factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities associated with the acquisition;

●	difficulty integrating the accounting systems, operations and personnel of the acquired business;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the customers of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

●	diversion of management’s attention from other business concerns;

●	adverse effects to our existing business relationships with business partners and customers as a result of the acquisition;

●	the potential loss of key employees;

●	use of resources that are needed in other parts of our business; and

●	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock or Series A Warrants, our securities’ price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock and Series A Warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock and Series A Warrants or trading volume to decline.

We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our common stock, which may adversely affect the market price of our common stock and Series A Warrants.

Our board of directors may determine from time to time that it needs to raise additional capital by issuing additional shares of our common stock or other securities. Except as otherwise described in this prospectus, we will not be restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of existing shareholders or reduce the market price of our common stock and Series A Warrants, or all of them. Holders of our securities are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, then-current holders of our securities. Additionally, if we raise additional capital by making offerings of debt or preference shares, upon our liquidation, holders of our debt securities and preference shares, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of our common stock.

An investment in our Series A Warrants is speculative in nature and could result in a loss of your investment therein.

The Series A Warrants offered in this offering do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire the common stock and pay an assumed exercise price of $4.50 per share (100% of the public offering price of our common stock and Series A Warrants in this offering), prior to five years from the date of issuance, after which date any unexercised Series A Warrants will expire and have no further value. Moreover, following this offering, the market value of the Series A Warrants is uncertain and there can be no assurance that the market value of the Series A Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Series A Warrants, and consequently, whether it will ever be profitable for holders of the Series A Warrants to exercise the Series A Warrants.

Our Series A Warrants contain a provision which only permits securities claims to be brought in federal court.

Section 11 of the Series A Warrant states in relevant part: “[t]he Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan (except for claims brought under the Securities Act and the Exchange Act which must be brought in federal court).” Therefore, any claims with respect to our Series A Warrants brought under the Securities Act or the Exchange Act must be brought in federal court while all other claims may be brought in federal or state court. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Thus, there may be uncertainty as to whether a court will enforce such a provision included in the Series A Warrant with regard to claims under the Securities Act.

This forum provision may limit a Series A Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Proceedings in federal court may be more expensive than in state court due to more comprehensive rules on how discovery and motion and trial practice are handled. Alternatively, if a court were to find the choice of forum provision contained in the Series A Warrant to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

The ability of a stockholder to recover all or any portion of such stockholder’s investment in the event of a dissolution or termination may be limited.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of the assets of the Company or such subsidiaries will be distributed among the stockholders, but only after the satisfaction of the claims of third-party creditors of the Company. The ability of a stockholder to recover all or any portion of such stockholder’s investment under such circumstances will, accordingly, depend on the amount of net proceeds realized from such liquidation and the amount of claims to be satisfied therefrom. There can be no assurance that the Company will recognize gains on such liquidation, nor is there any assurance that Common Stock holders will receive a distribution in such a case.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

We are an “emerging growth company” and are able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. In the past, small-cap issuers have experienced significant stock price volatility, particularly when associated with regulatory requirements by governmental authorities, which our industry now increasingly faces. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and results in a decline in the market price of our common stock.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company, we will incur significant additional legal, accounting and other expenses that we did not incur as a privately company. The obligations of being a public company in the United States require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal control over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Comprehensive tax reform bills could adversely affect our business and financial condition.

The U.S. government recently enacted comprehensive federal income tax legislation that includes significant changes to the taxation of business entities. These changes include, among others, a permanent reduction to the corporate income tax rate. Notwithstanding the reduction in the corporate income tax rate, the overall impact of this tax reform is uncertain, and our business and financial condition could be adversely affected. This prospectus does not discuss any such tax legislation or the manner in which it might affect purchasers of our common stock. We urge our shareholders to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in our common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting interests of then-current stockholders and impairing their voting rights, and provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Our Amended and Restated Articles of Incorporation provides for the authorization to issue up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals, which might further delay a change of control.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and each of our stockholders who owned greater than 5% of our outstanding Common Stock beneficially, as of June 28, 2021, own approximately 52.68% of our common stock outstanding immediately before this offering and 48.64% of our common stock outstanding immediately after this offering stock. Accordingly, these stockholders have and will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, a merger, the consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with our other investors’ interests. For example, these stockholders could delay or prevent a change in control of us, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of the Company or our assets. The significant concentration of stock ownership may negatively impact the value of our Common Stock due to potential investors’ perception that conflicts of interest may exist or arise.

Our Articles of Incorporation, as amended , our Amended and Restated Bylaws, and Nevada law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline. Our articles of incorporation, as amended, bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the Nasdaq Capital Market or if the price of our common stock falls below $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements would likely have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, Inc. (“FINRA”), has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares, as well as overall liquidity, of our common stock.

We may be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we would not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we would provide only two years of financial statements; and we would not need to provide the table of selected financial data. We also would have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, and also could make it more difficult for our stockholders to sell their shares.

Our Amended and Restated Articles of Incorporation provide that the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for certain disputes which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or agents.

Our Amended and Restated Articles of Incorporation provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our Amended and Restated Articles of Incorporation contain a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation are deemed to have notice of and consented to this provision. As this provision applies to Securities Act claims, there may be uncertainty whether a court would enforce such a provision.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find our choice of forum provisions contained in either our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our ability to obtain additional funds for our operations;

●	our financial performance, including our revenues, cost of revenues, operating expenses, and our ability to attain and sustain profitability;

●	our ability to attract and retain users;

●	our ability to attract and retain advertisers;

●	our ability to compete effectively with existing competitors and new market entrants;

●	our ability to successfully expand in our existing markets and penetrate new markets;

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or JOBS Act;

●	our ability to effectively manage our growth, and future expenses;

●	our ability to maintain, protect, and enhance our intellectual property;

●	our ability to comply with modified or new laws and regulations applying to our business, competitors and industry;

●	our ability to attract and retain qualified key management and technical personnel; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors”. We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of units will be approximately $8,466,405 million, or approximately $9,966,405 million if the underwriter exercises in full its option to purchase additional units, based on an assumed public offering price of $4.50 per unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the Series A Warrants in this offering. If all of the Series A Warrants sold in this offering were to be exercised in cash at an assumed exercise price of $4.50 per share, we would receive additional net proceeds of approximately $8,466,405 million. We cannot predict when or if these Series A Warrants will be exercised. It is possible that these Series A Warrants may expire and may never be exercised. Each $1.00 increase (decrease) in the assumed public offering price of $4.50 per common share and Series A Warrant would increase (decrease) the net proceeds to us from this offering by approximately $2,222,223 million, or approximately $2,555,556 million if the underwriter exercises its over-allotment option in full, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. We currently estimate that we will use the net proceeds from this offering as follows: for product development, marketing, working capital and general corporate purposes. Additionally, we may use a portion of the proceeds to us for acquisitions of complementary businesses, technologies, or other assets. We have presumed that we will receive aggregate gross proceeds of $10 million and deducted $1,533,595 million payable in offering costs, commissions and fees.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although our Company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

MARKET FOR OUR COMMON SHARES AND RELATED SHAREHOLDER MATTERS

Our common shares are not quoted on any market, and never have been.

As of June 28, 2021, we had 2,458 shareholders of record of our common shares.

We have applied for the listing of our common shares on the Nasdaq Capital Market under the symbol “DATS.” In conjunction therewith, we have also applied to apply to have the Series A Warrants listed on The Nasdaq Capital Market under the symbol “DATSW”. No assurance can be given that such application will be approved or that a trading market will develop.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2021 on:

•	an actual basis; and

•	on a pro forma as adjusted basis to reflect the sale by us of an assumed units at an assumed combined initial public offering price of $4.50 per unit, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

The pro forma information in this table is unaudited and is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds,” “Summary Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as the financial statements and the notes included elsewhere in this prospectus.

	As of March 31, 2021
	Actual	Pro Forma(1)

Cash	$1,628,100	$10,094,505

Stockholders’ equity (deficit):	$1,648,526	$10,114,931

Additional paid-in capital	$19,404,132	$27,870,315
Accumulated deficit	(17,758,283)	(17,758,283)

Total stockholders’ equity (deficit)	$1,648,526	$10,114,931

Total capitalization	$1,819,119	$10,285,524

The number of common shares that will be outstanding after this offering set forth above is based on shares of our common stock outstanding as of March 31, 2021, and excludes the following:

●	additional shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan; and

●	shares underlying outstanding warrants at a weighted average exercise price of $0.20 per share.

Unless specifically stated otherwise, all information in this prospectus assumes:

●	no exercise of the outstanding options or warrants described above;

●	no exercise by the underwriter of their option to purchase additional common stock and/or Series A Warrants to purchase our common stock to cover over-allotments, if any; and

●	no exercise of the representatives’ warrant.

(1)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total shareholders’ equity and total capitalization by approximately $2,222,223 million assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our units in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per common share of in this offering and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities less debt discounts, by the number of our outstanding common stock as of March 31, 2021, assuming no value is attributed to the Series A Warrants and such Series A Warrants are accounted for and classified as equity. Our historical net tangible book value as of March 31, 2021, was approximately $1,457,507 or $0.05 per share based upon shares of common stock outstanding on such date.

After giving effect to the sale of an assumed per unit (including $4.50 per share of common stock and $4.50 per Series A Warrant), after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value (deficit) as of March 31, 2021, would have been approximately $9,923,912 or $0.34 per common share and accompanying Series A Warrant. This represents an immediate increase in as adjusted net tangible book value of $8,466,405 per share to existing shareholders and an immediate dilution of $4.16 per share to investors purchasing our common shares in this offering at the assumed public offering price, attributing none of the assumed combined public offering price to the Series A Warrants offered hereby.

The following table illustrates per share dilution as of March 31, 2021:

Assumed initial Public offering price per share of common stock		$4.50
Net tangible book value (deficit) per share as of March 31,2021	$1,457,507
Increase in net tangible book value (deficit) per share attributable to this offering	$8,466,405	$9,923,912
Net tangible book value (deficit) per share after this offering		$0.34
Dilution per share to investors participating in this offering		$4.16

Each $1.00 increase (decrease) in the assumed public offering price would increase (decrease) our as adjusted net tangible book value (deficit) after this offering by approximately $2,222,223 or approximately $0.08 per share, and the dilution per share to new investors by approximately $0.08 per share, assuming that the number of shares and related Series A Warrants offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares and related Series A Warrants we are offering. An increase of 1,000,000 shares of common stock and related Series A Warrants in the number of shares and related Series A Warrants offered by us would increase our as adjusted net tangible book value (deficit) after this offering by approximately $4,500,000 or $0.14 per share of common stock and related Series A Warrants, and decrease the dilution per share to new investors by $0.14 per share of common stock and related Series A Warrants, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares in the number of shares offered by us would decrease our as adjusted net tangible book value (deficit) after this offering by approximately $4,500,000 or $0.15 per share of common stock and related Series A Warrants, and increase the dilution per share to new investors by $0.15 per share of common stock and related Series A Warrants, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing. This table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants, including the Series A Warrants offered in this offering, having a per share exercise price less than the public offering price per share in this offering.

If the underwriters exercise in full their option to purchase up to additional shares of common stock at the assumed initial public offering price of $4.50 per share, the as adjusted net tangible book value (deficit) after this offering would be $11,423,924 per share, representing an increase in net tangible book value (deficit) of $0.05 per share to existing shareholders and immediate dilution in net tangible book value (deficit) of $0.05 per share to investors purchasing our common shares in this offering at the assumed public offering price.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with “Summary Financial Data” and our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus. All amounts in this report are in U.S. dollars, unless otherwise noted.

Overview

We are a communication software company. We believe that one’s right to privacy should not end the moment they click “send.” Our flagship product, DatChat Messenger & Private Social Network (the “Application”), is a mobile application that gives users the ability to communicate with privacy and protection.

The Application allows users to exercise control over their messages, even after they are sent. Through the Application, users can delete messages that they have sent, on their own device and the recipient’s device as well. There is no set time limit within which they must exercise this choice. A user can elect at any time to delete a message that they previously sent to a recipient’s device.

The Application also enables users to hide secret and encrypted messages behind a cover, which messages can only be unlocked by the recipient and which are automatically destroyed after a fixed number of views or fixed amount of time. Users can decide how long their messages last on the recipient’s device. The Application also includes a screen shot protection system, which makes it virtually impossible for the recipient to screenshot a message or picture before it gets destroyed. In addition, users can delete entire conversations at any time, making it like the conversation never even happened.

The Application integrates with iMessage, making private messages potentially available to hundreds of millions of users.

Regulation “A” Offering

On September 23, 2016, we filed an Offering Statement on Form 1-A pursuant to Tier II of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (“SEC”) and subsequent amendments thereto on December 7, 2016, January 12, 2017, January 25, 2017 and January 31, 2017 (the “Offering Statement”). The Offering Statement was qualified by the SEC on February 2, 2017. Pursuant to the Regulation A offering, as of March 31, 2021, we have sold an aggregate of 2,461,402 shares of our common stock, $0.0001 par value per share, at a purchase price of $2.00 per share, resulting in aggregate gross proceeds of $4,922,804, before deducting offerings expenses of $794,790.

Basis of Presentation

The financial statements contained herein have been prepared in accordance with GAAP and the requirements of the SEC.

Critical Accounting Policies and Significant Judgments and Estimates

This management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with U.S. GAAP, we base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from these estimates if conditions differ from our assumptions. While our significant accounting policies are more fully described in Note 1 in the “Notes to Financial Statements”, we believe the following accounting policies are critical to the process of making significant judgments and estimates in preparation of our financial statements.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates include the valuation of deferred tax assets, valuation of warrants issued with debt, and the value of stock-based compensation expenses.

Revenue recognition

The Company will recognize revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company will further analyze its revenue recognition policy when it enters into revenue producing customer contracts.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718, “Compensation — Stock Compensation” (“ASC 718”), which requires recognition in the financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee, non-employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee, non-employee, and director services received in exchange for an award based on the grant-date fair value of the award.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities all leases with a term greater than 12 months regardless of their classification. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, we adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby we elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract we assessed whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. We will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments.

Operating lease right of use assets (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, we use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the statements of operations.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We do, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Recently Issued Accounting Pronouncements

Refer to the notes to the audited financial statements.

Results of Operations For the Three Months Ended March 31, 2021 and 2020

Revenue

We did not generate any revenues during the three months ended March 31, 2021 and 2020 and we do not anticipate that we will generate revenue for the foreseeable future. Once we achieve a critical mass of users, we will offer new features and will harge fees in order to generate revenues from these added features.

Cost of goods sold

We remain in developmental stage and, in conjunction with not having any operational revenue, we have incurred no Cost of Goods and Services Sold.

General and administrative expenses

General and administrative expenses for the three months ended March 31, 2021 and 2020 were $113,637 and $81,781, an increase of $31,856 or 39%. General and administrative expenses primarily consisted of the following expense categories: marketing, advertising and promotion, insurance, travel, utilities, office related expenses and rent expense. Such increase was primarily attributable to increase in insurance and office expenses.

Professional and consulting expenses

During the three months ended March 31, 2021 and 2020, we reported professional and consulting fees of $604,036 and $32,405, respectively, a decrease of $571,631 or 1,764%, which are principally comprised of the following items:

●	We incurred $564,950 and $20,861 of consulting fees for sales, marketing, advisory consulting, investor relation and other incidental services for the three months ended March 31, 2021 and 2020, respectively. During the three months ended March 31, 2021 and 2020, $470,000 and $0, respectively, of these services were paid in the form of common stock valued on the date of grant at its estimated fair value using recent sales of common stock.

●	The remaining amounts attributed to professional and consulting fees incurred during the three months ended March 31, 2021 and 2020 were primarily are attributed to legal and accounting fees which amounted to approximately $34,870 and $9,884, respectively. Various other types of professional fees were incurred none of which are individually significant.

Compensation and related expenses

Compensation and related expenses for the three months ended March 31, 2021 and 2020 were $279,135 and $79,601, respectively, an increase of $199,534 or 251%, and relates to salaries, health insurance and other benefits of our three officers and one part time employee. The increase in compensation is primarily related to increase salaries to our three officers.

Other Expense

During the three months ended March 31, 2021 and 2020, we reported other income (expense) of $37 and ($14,175), respectively. During the three months ended March 31, 2021, other income primarily consisted of interest income of $134, offset by interest expense of $97. For the three months ended March 31, 2020, other expense included interest income of $1, offset by interest expense of $14,176 related to our debts. The decrease in interest expense is primarily attributable due to repayments of debt during the three months ended March 31, 2021 and in fiscal 2020.

Net Loss

For the foregoing reasons, our net loss for the three months ended March 31, 2021 and 2020, was $996,771 and $207,962, respectively.

Results of Operations For the Years Ended December 31, 2020 and 2019

Revenue

We did not generate any revenues during the years ended December 31, 2020 and 2019 and we do not anticipate that we will generate revenue for the foreseeable future. Once we achieve a critical mass of users, we will offer new features and will charge fees in order to generate revenues from these added features.

Cost of goods sold

We remain in developmental stage and, in conjunction with not having any operational revenue, we have incurred no Cost of Goods and Services Sold.

General and administrative expenses

General and administrative expenses for the years ended December 31, 2020 and 2019 were $327,184 and $310,854. General and administrative expenses primarily consisted of the following expense categories: marketing, advertising and promotion, insurance, travel, utilities, office related expenses and rent expense.

Advertising Costs

Advertising costs were $211,956 and $197,358 for the years ended December 31, 2020 and 2019, respectively, and are included in general and administrative expenses on the statement of operations.

Professional and consulting fees

During the years ended December 31, 2020 and 2019, we reported professional and consulting fees of $263,245 and $167,468, respectively which are principally comprised of the following items:

●	We incurred $194,165 and $88,069 of consulting fees for sales, marketing, investor relation and other incidental services for the years ended December 31, 2020 and 2019, respectively. During the years ended December 31, 2020 and 2019, $20,000 and $10,000, respectively, of these services were paid in the form of common stock valued on the date of issuance at its estimated fair value using recent sales of common stock.

●	The remaining amounts attributed to professional fees incurred during the years ended December 31, 2020 and 2019 were primarily are attributed to legal and accounting fees which amounted to approximately $47,000 and $73,000, respectively. Various other types of professional fees were incurred none of which is individually significant.

Compensation expenses

Compensation and related expenses for the years ended December 31, 2020 and 2019 were $494,002 and $502,277, respectively, and relates to salaries, health insurance and other benefits of our officers and employees.

Other Expense

During the years ended December 31, 2020 and 2019, we reported other income (-expense) of $104,961 and ($5,576,737), respectively. During the year ended December 31, 2020, other income primarily consisted of gain on the extinguishment of a convertible note totaling $143,353, and other income of $7,000 from grant received from the SBA under the SBA’s Economic Injury Disaster Loan assistance program in light of the impact of the COVID-19 pandemic in 2020, offset by interest expense of $45,499. For the years ended December 31, 2019, other expense included interest expense and amortization of original issue discounts on notes payable of $176,218 and loss on debt extinguishment of $5,400,569 pursuant to a Forbearance and Exchange Agreement with a note holder.

As of December 31, 2020 and 2019, accrued interest related to the convertible notes payable amounted to $0 and $50,005, respectively, and was included in accounts payable and accrued expenses in the accompanying balance sheets.

Net Loss

For the foregoing reasons, our net loss for the years ended December 31, 2020 and 2019, was $979,470 and $6,557,336, respectively.

Liquidity, Capital Resources and Plan of Operations For the Three Months Ended March 31, 2021 and 2020

As of March 31, 2021, we had cash totaling approximately $1,628,100.

Going Concern Consideration

We have not generated revenues to date. For the three months ended March 31, 2021 and 2020, respectively, we had a net loss of $996,771 and $207,962 and will require additional capital in order to operate in the normal course of business and implement its business plan. In addition we used cash in operations of $650,231 for the three months ended March 31, 2021. We have an accumulated deficit of $17,758,283 at March 31, 2021 and have not generated revenues since inception. While these circumstances cause substantial doubt about our ability to continue as a going concern, we believe that the actions presently being taken provide the opportunity for us to continue as a going concern. The ability for us to continue as a going concern is dependent on our ability to further implement our business plan, raise capital, and generate revenues once we achieve a critical mass and begin to charge fees.

Net cash used in operating activities totaled approximately $650,231 and $270,571 for the three months ended March 31, 2021 and 2020, respectively. Net loss for the three months ended March 31, 2021 and 2020 totaled approximately $996,771 and $207,962, respectively. For the three months ended March 31, 2021, stock-based compensation was $470,000, and operating changes were a net decrease of $130,146 primarily due to increase in prepaid expenses.

For the three months ended March 31, 2020, operating changes were a decrease of $68,201. Total advance deposits increased by $50,000, and total accounts payable and accrued expenses increased by approximately $12,609.

Net cash provided by financing activities totaled approximately $1,587,908 and $274,909 for the three months ended March 31, 2021 and 2020, respectively. During the three months ended March 31, 2021, financing activities was primarily attributable to net proceeds of approximately $1,592,972 from the sale of common stock and $95,143 of advances from a related party, offset by $92,707 repayment of related party advances and $7,500 repayment of related-party notes. During the three months ended March 31, 2020, financing activities was primarily attributable to net proceeds of approximately $281,799 from the sale of common stock and $64,015 of advances from a related party, offset by $69,905 repayment of related party advances and $1,000 repayment of related-party notes.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

JOBS Act

Please see the section of this prospectus entitled “Prospectus Summary — Implications of Being an Emerging Growth Company.”

BUSINESS

We are a communication software company. We believe that one’s right to privacy should not end the moment they click “send.” Our flagship product, DatChat Messenger & Private Social Network (the “Application”), is a mobile application that gives users the ability to communicate with privacy and protection.

The Application allows users to exercise control over their messages, even after they are sent. Through the Application, users can delete messages that they have sent, on their own device and the recipient’s device as well. There is no set time limit within which they must exercise this choice. A user can elect at any time to delete a message that they previously sent to a recipient’s device.

The Application also enables users to hide secret and encrypted messages behind a cover, which messages can only be unlocked by the recipient and which are automatically destroyed after a fixed number of views or fixed amount of time. Users can decide how long their messages last on the recipient’s device. The Application also includes a screen shot protection system, which makes it virtually impossible for the recipient to screenshot a message or picture before it gets destroyed. In addition, users can delete entire conversations at any time, making it like the conversation never even happened.

The Application integrates with iMessage, making private messages potentially available to hundreds of millions of users.

Corporate Background

DatChat, Inc. was initially incorporated in Nevada on December 4, 2014 under the name YssUp, Inc. On March 4, 2015, an amendment to our articles of incorporation was filed with the Nevada Secretary of State, changing YssUp, Inc.’s name to “DatChat, Inc.” On September 22, 2016, amended and restated articles of incorporation were filed with the Nevada Secretary of State in order to, among other things, authorize the Company to issue preferred stock.

General Overview

Our flagship applications are the DatChat Privacy Platform and Private Encrypted Social Network, which address the needs of consumers and businesses to communicate with increased levels of privacy and control over messages and social posts, even after they are sent or shared. In addition, we are developing a blockchain-based, decentralized communications platform that is being designed to allow consumers and businesses to connect directly with each other. We currently have approximately 22,572 Monthly Active Users, of which approximately 16,620 are Android users.

Observing that mobile messaging and social media users are drawn to several different messaging platforms by specific capabilities, we set out to create the Application to consolidate popular messaging and social media features such as group chats, emoticons and video sharing, offer new and unique features such as being able to “nuke” a conversation to remove all traces of it from all parties involved, and deliver increased levels of privacy and security. As public concerns over privacy in an ever-expanding digital society grow, the Application offers comfort to its users with extensive control over their messages and posts, even after they are sent or shared. The Application allows users to not only control how long or how many times a message or post may be viewed by the recipient, but also allows the sender to erase the message or entire conversation after it is sent. Our goal is to make the Application a leader in the mobile secure messaging and social media market based upon our proprietary technology and enhanced privacy and security features. We intend to roll out additional features including video chat, attachments, unique social posts and other features to enhance the messaging and social media experience.

Our Privacy Platform

The Application, built with advanced privacy controls for users engaged in both individual and group messaging, provides users with enhanced control over their messages before and after they are sent. Users can select how long or how many times a message may be viewed by a recipient. After a message is sent, users can also adjust the extent to which recipients can view the message. In addition, a sender may, at any time, delete individual messages or entire conversations from the recipient’s device.

Current Messaging Features

●	User Ability to Limit Message Availability to Recipients: Users can control the amount of views or time a message they send is available to the recipient or recipients in a group message.

●	User Control Over Sent Messages: Users may unilaterally delete messages from a recipient’s device. Users may also, at any time, unilaterally delete an entire conversation from a recipient’s device.

●	User Control Over Forwarding Sent Messages: Our technology prevents recipients from forwarding messages sent through the Application without the sender’s permission. In order to forward a message, the recipient must send a request to the sender and be granted permission. Further, encrypted messages sent through the Application cannot be forwarded by default.

●	Anti-Screenshot Protection: The Application utilizes proprietary technology to give senders the option to limit the recipient’s ability to screenshot and save the contents of the message. If a recipient is able to take a screenshot, the sender is notified.

Features under Development

We are currently developing a feature that may give users control over forwarding sent messages. We are building this feature so that it can prevent recipients from forwarding messages sent through the Application without the sender’s permission. In order to forward a message, the recipient will have to send a request to the sender and be granted permission. Further, we are designing this feature so that encrypted messages sent through the Application may not be forwarded by default. In addition, we are currently developing a desktop version of the Application.

Private Encrypted Social Network

Our private social network creates a secure and private space to post, share, comment and engage with friends and associates. Users control who will be able to see their posts and comments. Additionally, messages cannot be screenshotted, forwarded or shared. All posts are encrypted and can be permanently deleted at any time or set to self-destruct at a specific time. Our social privacy platform creates a unique social network for users to share and talk with their friends.

Current Features

●	Extensive User Ability to Limit a Social Media Post’s Availability to Network Members: Users can control the amount of time their social media messages are available in private social networks to which they belong. Once the time limit is reached, the message is automatically deleted.

●	All Social Media Posts and comments are encrypted specifically for members of the private social network that the user is participating in.

●	Anti-Screenshot Protection: Our private social network utilizes proprietary technology to restrict the recipient’s ability to screenshot and save the contents of social media posts or comments. If the viewer of the post attempts to take a screenshot, the entire private social network is notified and the post automatically disappears for that user.

Features under Development

We are currently working on a variety of new features to enhance the user experience, such as (1) adding color and different fonts to posts, (2) adding emojis and a GIF generator, and (3) adding a feature that allows users to view who liked or disliked their post or comment.

Blockchain Decentralized Communications Platform

We are currently developing an innovative privacy platform that will be powered by a decentralized global communications and digital rights management blockchain (“Micro-Blockchain”). We anticipate that the Micro-Blockchain will allow users to create and use blockchain to protect their privacy and connect directly with intended recipients.

Features under Development:

●	Directly connect with intended recipients. We believe that this feature is critical because it will allow users to send messages and files directly to their intended recipients, which bypasses the traditional centralized services such as email that could possibly store personal information indefinitely. Our technology helps ensure that only the user and their recipients have access to the information that is shared.

●	We believe that our Micro-Blockchain will strengthen trust among our community of users because the Application ensures that users connect only with their intended audience. In addition, we believe that the Application will allow messages and information to be delivered in a more timely, reliable and secure manner.

●	Users should be able to use our Micro-Blockchain for much more than just messaging. Potentially, with just one click, users could create private Personal Social Networks, File Sharing Groups, Photo Sharing, and Family Archives.

●	Mobile application developers will have the potential to create new and exciting uses for our Micro-Blockchain technology.

We are using blockchain technology solely for purposes of developing the privacy features and functionality as described above and we have no intention of developing our Micro-Blockchain to be compatible with, or involved in, cryptocurrency in any capacity.

In order to launch all of our features under development, we believe that it will take approximately 12 months at an estimated cost of approximately $3,500,000. However, no assurance can be given that we will meet this timeline and budget, which could be impacted by a variety of factors, including those described in “Risk Factors.”

Disruptive Digital Rights Management (DRM) Technology

Our DRM technology is currently used to manage the digital rights to messages, posts and data within the DatChat Privacy Platform and the Private Encrypted Social Network. Further, we may use our DRM technology to power the Micro-Blockchain.

Our motivation for developing our Micro-Blockchain and Digital Rights Management “DRM” technology is the sheer amount of information that people share on a daily basis, which is archived through the traditional centralized services such as email, social networks and texting. We believe that people deserve to have control over the countless emails, files and messages that they send over the course of their lifetimes. We expect that our Micro-Blockchain and Digital Rights Management “DRM” technology will allow users to connect directly and securely, with the ability to maintain control of the information that they share even after they click send. Users can expect to have control over both the content and the duration of the information that they share. Through our DRM technology, users can take back control of their privacy.

We anticipate that the Application will allow for immutable and ephemeral chains, content delivery and third-party application development. We intend for our “micro” blockchain system to be permissioned, private, and controlled. A “micro” blockchain permanently deletes itself when it has outlived its usefulness or utility, as defined by the genesis block creator. Our digital rights management tools can give chains a “life,” or control it by reaching consensus within the chain. The genesis block creator sets the parameters of the “micro” blockchain, either directly when creating a chain or indirectly through the consensus rules. This feature will allow users to prevent a message from being forwarded after it is received by the initial recipient, and also allows chains to be permanently erased by the originator. Additionally, a genesis block creator can define the micro-blockchain as immutable.

Email and messaging are two of the most widely used and oldest internet applications, but we believe that they are both in need of an interface overhaul. Lacking adequate real privacy or control, we believe that email and messaging are potentially great applications of blockchain technology. One of the biggest threats to a user’s privacy comes from relying on others to protect our information. While most cyber-security companies are focused on keeping intruders out, our technology is focused on developing cyber-security solutions for both before and after a user selects “send” or “submit.”

The Market

According to data from eMarketer, a market research company, in 2020, there were around 2.7 billion mobile phone messaging app users worldwide. That number is expected to grow to 3.1 billion by 2023, representing approximately 40% of the global population. eMarketer defined mobile phone messaging applications as services that provide private one-to-one or one-to-many communication between registered users, where messages and calls are then transmitted via data connections and the mobile web. Mobile phone messaging application users are individuals who make use of such services on at least a monthly basis. In 2020, an estimated 3.23 billion people, or 80.7% of internet users worldwide, visited a social network at least monthly. In 2021, that number is expected to reach 3.35 billion, according to eMarketer.

Without the Application and the personal privacy platform that it is built on, users of mobile messaging applications are forced to decide between sending either a regular or self-destructing (ephemeral) message. Other ephemeral applications such as Snapchat send one message at a time and do not provide a conversational experience. Traditional messengers such as WhatsApp, Facebook Messenger and iMessage provide the sender with no way to control or destruct messages after they are sent. The Application seeks to appeal to the market of users who want the control of an ephemeral application, with the practicality of a traditional messaging application.

In the light of new social media censorship and information privacy concerns, we hope to attract users seeking to protect their social media privacy rights and remain in control of their information after it has been shared, without the concern of unreasonable censorship. We believe that this growing discontent with social media censorship, coupled with the explosive growth in social media use around the world, provides a fertile opportunity for the Application to gain market acceptance and capture market share among social messaging platforms.

Intellectual Property

We strive to protect and enhance the proprietary technology and inventions that are commercially important to our business, including seeking, maintaining and defending patent rights. Our policy is to seek to protect our proprietary position through a combination of intellectual property rights in the United States, including patents, trademarks, copyrights, trade secret laws and internal procedures. Our commercial success will depend in part on our ability to protect our intellectual property and proprietary technologies.

As of June 28, 2021, we had 1 issued patent, 1 notice of allowance and 1 filed patent application in the United States relating to our encryption technologies and blockchain platform. Our issued patent will expire in 2036. In addition, we plan to continue expanding and strengthening our IP portfolio with additional patent applications in the future. We may not be able to obtain protection for our intellectual property, and our existing and future patents, trademarks, and other intellectual property rights may not provide us with competitive advantages or distinguish our products and services from those of our competitors. Our pending patent application and future applications may not result in the issuance of patents, and any resulting issued patents may have claims narrower than those in our patent applications. Additionally, our current and future patents, trademarks, and other intellectual property rights may be contested, circumvented, or found unenforceable or invalid, and we may not be able to prevent third parties from infringing them. Our internal controls may not always be effective at preventing unauthorized parties from obtaining our intellectual property and proprietary technologies.

Other companies that own patents, copyrights, trademarks, trade secrets, and other intellectual property rights related to the mobile, encryption, blockchain, communication, privacy, internet, and other technology-related industries frequently enter into litigation based on allegations of infringement, misappropriation, and other violations of intellectual property or other rights. Third parties, including our competitors, may make claims from time to time that we have infringed their patents, trademarks, copyrights, trade secrets, or other intellectual property rights. As our business grows and competition rises, the risk of facing claims related to intellectual property and litigation matters will likely increase.

Our Privacy Policy

Privacy and security are the foundations of our Company. We recognize that this is why users are drawn to the Application and that our users care deeply about how their personal information is collected, used and shared. When you read our Privacy Policy, we hope that you notice that it has been written to advance our core principles and protect the integrity of the Application.

When users sign up for the Application, they are required to provide us with certain personal information such as their name, email address and phone number. We take commercially reasonable and appropriate measures to protect this personal information from accidental loss, misuse, and unauthorized access, disclosure, alteration, or destruction, taking into account the risks involved in processing and the nature of such data, and comply with applicable laws and regulations. We do not currently transfer any personal information to third-parties that do not act on our behalf, and we will not do so without users’ opt-in consent. Similarly, we do not currently collect sensitive personal information from users without opt-in consent. We may disclose personal information to certain types of third-party companies, but only to the extent needed to enable them to provide such services. The types of companies that may receive personal information and their functions are: marketing assistance, analytics and reporting, customer support, email and SMS delivery, cloud infrastructure, and systems monitoring. All such third parties function as our agents, performing services at our instruction and on our behalf pursuant to contracts which require them to provide at least the same level of privacy protection as is required by our Privacy Policy. In addition, we may be required to disclose personal information in response to lawful requests by public authorities, including for the purpose of meeting national security or law enforcement requirements. We may also disclose personal information to other third parties when compelled to do so by government authorities or required by law or regulation including, but not limited to, in response to court orders and subpoenas.

With respect to retention of personal information, we may only retain such users’ personal information in a form that identifies them only for as long as it serves the purpose(s) for which it was initially collected as stated in our Privacy Policy, or subsequently authorized. We may continue processing users’ personal information for longer periods, but only for the time and to the extent such processing reasonably serves the purposes of statistical analysis, and subject to the protection of our Privacy Policy. After such time periods have expired, we may either delete the personal information or retain it in a form such that it does not identify the user personally.

Most importantly, when users send an encrypted message through the Application, we may only temporarily process and store the message in its encrypted form. We do not (and cannot) read our users’ encrypted messages and we delete our users’ messages as soon as they have been successfully self-destructed or deleted. Our end-to-end encryption ensures that we will never have access to the contents of our users’ messages. Moreover, we recognize the privacy rights of our users and are committed to complying with data protection laws to the extent they apply to us, and to assist our users in exercising their rights under applicable law. For example, users may exercise their rights pursuant to the EU General Data Protection Regulation (“GDPR”) or Section 1798.83 of the California Civil Code, simply by submitting a request via email to www.privacy@DatChat.com.

Competition

The current market for mobile messenger applications is highly competitive, and we expect that it will remain competitive. There are currently several large companies that provide mobile messenger applications and we expect several more competitors to enter into this market in the next few years. Well-established competitors include Snapchat, WhatsApp, Facebook Messenger, Facebook, Telegram, MeWe, Confide and Apple iMessage.

We believe that it is the range of privacy and security features that we offer that sets us apart from our competitors.

Software and Development

Our ability to compete depends in large part on our continuous commitment to research and development, our ability to rapidly introduce new features and functionality and our ability to improve proven applications for established markets in which we have competitive advantages. We intend to work closely with our customers to continuously enhance the performance, functionality, usability, reliability and flexibility of the Application.

Our software and development team is responsible for the design enhancements, development, testing and certification of the Application. In addition, we may, in the future, utilize third parties for our automated testing, managed upgrades, software development and other technology services. Our software and development expenses which primarily consisted of salaries for software programming services were approximately $190,965 for fiscal year 2019 and approximately $217,959 for fiscal year 2020 which are included in compensation expense. We are also developing video messages and video messages containing hidden messages embedded in the video stream. We anticipate that the video messaging currently under development will allow users to change the number of views allowed or destruct the message after being sent, in addition to setting the message to auto-self-destruct. We are also in the process of developing a private and encrypted social wall/network.

Marketing and Monetization

The Application is currently offered for free at on Apple’s App Store and Google Play. Initial marketing is expected to consist of public relations, “cost-per-install” campaigns, social media marketing using the Facebook’s ad platform and other readily available advertising platforms.

We anticipate utilizing social influencers and additional public relations strategies to promote the Application on a global basis, which also includes making the Application available for use in other languages.

We also plan to add in-app purchases such as user customization features, unique emoticons, stickers and long form video messages to monetize the Application.

We anticipate monetizing the Application with a subscription-based service for small and medium size businesses. In the future, we may develop other mobile applications and services for consumers once our user base reaches a level at which we deem it to be economically feasible. No assurance can be given that we will successfully develop new or future applications that will be embraced by users or generate revenue.

Growth Strategy

We plan to grow both organically and through strategic acquisitions. Our growth strategy includes enhancing our products and services to grow our customer base and entering the global market. We plan to further increase our brand awareness and build trust with our users through increased public relations, social media and advertising.

Our growth begins with developing improved products and new services. Improved products and new services will assist us in appealing to a large and diverse customer base. For example, our “Nuke” feature in the Application provides critical functionality for users, allowing them to erase an entire conversation on the message recipient’s phone, including messages that have already been sent. We plan to create services tailored to corporate clients, which we believe will create a new market with businesses. We also plan to offer the Application in versions compatible with languages other than English, allowing us to expand into the non-English speaking market.

We believe there is significant opportunity to expand our relationship with existing customers by selling additional products and services such as mobility applications, secure business communication services and secure social networking.

In addition, in order for us to continue to develop our solutions organically, we intend to evaluate strategic opportunities and anticipate that we will selectively pursue acquisitions of, and strategic investments, in businesses and technologies that will strengthen and expand the features and functionality of our solutions or provide access to new customers.

We intend to continue to leverage data and insights to personalize the product and customer care experiences of our customers, as well as tailor our solutions and marketing efforts to each of our customer segments. We are constantly seeking to improve our website, marketing programs and customer care to intelligently reflect where customers are in their lifecycle and identify their specific product needs. We intend to continue investing in our technology and data platforms to further enable our personalization efforts.

Moreover, we have also identified long-term opportunities in services other than messaging where we believe we can utilize our technology and resources. We intend to continue to introduce new applications, as well develop additional features and capabilities for the Application and decentralized messaging and email platform.

Our goal is to bring all of our planned products to market and build a sufficient user base with the proceeds of this offering within 12 months. Of the anticipated net proceeds from this offering, we plan to use approximately 65% for research and development, 25% for marketing and 10% for working capital.

Employees

As of June 28, 2021, we have a total of 6 full-time employees and 4 consultants. We are not a party to any collective bargaining agreements. We believe that we maintain good relations with our employees.

Legal Proceedings

We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company, threatened against or affecting our Company, our Common Stock, or our officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers, key employees and directors as of the date of this prospectus.

Name	Position(s)	Age
Executive Officer
Darin Myman	Chief Executive Officer and Director	56
Peter Shelus	Chief Technology Officer and Director Nominee	37
Vadim Mats	Chief Financial Officer	36
Gabriel Daniels	Chief Information Officer	38
Dan Zeno	Chief Operating Officer	36
Wayne D. Linsley	Director Nominee	64
Joseph Nelson	Director Nominee	37
Carly Schumer	Director Nominee	32

Darin Myman - Chief Executive Officer and Director

Darin Myman has served as Chief Executive Officer and as a director of the Company since January 2016. Prior to DatChat, Mr. Myman was a co-founder and Chief Executive Officer of Wally World Media, Inc., a public company. He also has served as the Chief Executive Officer and a member of PeopleString’s board of directors since PeopleString’s inception. Mr. Myman developed extensive Internet skills through a variety of positions. He has executive management and founder experience having served as a co-founder and Chief Executive Officer of BigString Corporation, a publicly traded company, since October 2005. He also has corporate governance and board experience having served as a member of BigString’s board of directors since BigString’s inception. Prior to BigString, Mr. Myman was a co-founder and Chief Executive Officer of LiveInsurance.com, the first online insurance broker that pioneered the electronic storefront for large national insurance agencies. Prior to co-founding LiveInsurance.com, he served as a Vice President of the online brokerage services unit of Westminster Securities Corporation. We believe that Mr. Myman’s aforementioned experience and skills make him a valued advisor and highly qualified to serve as a director.

Peter Shelus - Chief Technology Officer and Director Nominee

Peter Shelus is a co-founder of DatChat and has served as our Chief Technology Officer since January 2016. Mr. Shelus has over 10 years of ephemeral messaging and mobile video development experience. Mr. Shelus has been at the forefront of the secure messaging industry, having served as a lead engineer for one of the first ephemeral messaging platforms, “BigString,” where he helped develop the patented technology that became a cornerstone of self-destructing messaging. Mr. Shelus received a bachelor’s degree in computer science from Rutgers University, where he graduated with honors. We believe that Mr. Shelus is qualified to serve as a director because of his experience in ephemeral messaging and mobile video development and his knowledge with respect to coding and technology matters.

Vadim Mats - Chief Financial Officer

Vadim Mats will serve as our Chief Financial Officer effective upon the closing of our initial public offering. From March 2018, Mr. Mats has served as the Chief Financial Officer of Grand Private Equity, and since February 2018, he has served as the Founder and Managing Member of BespokeCFO, a finance and accounting advisory practice. From June 2010 to December 2016, Mr. Mats was Chief Financial Officer of Whalehaven Capital. Mr. Mats also served as the Assistant Controller at Eton Park Capital Management, LP, a multi-strategy fund, from July 2007 to December 2009. From June 2006 to July 2007, Mr. Mats was a Senior Fund Accountant at The Bank of New York Mellon, where he was responsible for over fifteen funds. From 2011 until March 2017, Mr. Mats served as Director and Chair of the Audit Committee of Wizard Entertainment Inc. (OTCQB: WIZD). Mr. Mats holds a master of science degree in accounting and finance and a bachelor's degree in business administration specializing in finance and investments from the Zicklin School of Business at Bernard Baruch College. Further, Mr. Mats is a CAIA© Charterholder and a Certified Public Accountant in the State of New York. We believe that Mr. Mats is qualified to serve as a director because of his experience as a board member of a public company and his knowledge with respect to finance, accounting, tax, and operations matters.

Gabriel Daniels – Chief Information Officer

Gabriel Daniels has been our Chief Information Officer since March 2021. Since May 2019, Mr. Daniels has served as the Co-Founder, President & CEO of NGD Cybersecurity and Customer Service Consultants LLC, a Minority-Woman Owned and Veteran Owned Business providing high-level technical, cyber commissioning, customer service and project management consulting services for companies within the DHS 16 critical infrastructure. From April 2018 to April 2019, Mr. Daniels served as the Cybersecurity Program Manager at Chinook Systems, an engineering firm. From June 2017 to April 2018, Mr. Daniels worked as a Senior Information Assurance Manager at Navstar Inc., an Information Technology & Services firm. In addition, since December of 2017, Mr. Daniels has worked as an adjunct professor at Northern Virginia (NoVA) Community College and Lord Fairfax Community College, where he teaches classes such as introduction to telecommunications, cyberlaw, network attacks, computer crime and hacking, and computer applications and concepts. Mr. Daniels is a 15-year U.S. Army and Navy veteran. While serving in the Army, Mr. Daniels aided in the development of the Army’s Strategic Cybersecurity and Cyber’s Incident Handling Response Plans. Mr. Daniels holds a master’s degree in cybersecurity and a bachelor’s degree in marketing from the University of Maryland University College.

Dan Zeno – Chief Operating Officer

Dan Zeno has been our Chief Operating Officer since March 2021. From January 2019 to January 2021, Mr. Zeno served as the co-owner and founder of Seed Burger LLC, a fast-casual restaurant and sustainable food startup company based in New Brunswick, New Jersey. From 2013 to 2018, Mr. Zeno served as a United States Air Force Officer, honing his operational and leadership capacities while commanding upwards of 800 Airmen and across diverse mission sets in various countries. Mr. Zeno received his bachelor of arts and master of arts in organizational communications from Texas State University.

Wayne D. Linsley – Director Nominee

Wayne D. Linsley, one of our independent director nominees has, since 2014, served as the Vice President of Operations of CFO Oncall, Inc., and from 2011 to 2014 he served as the Director of Operations of CFO Oncall, Inc., a company that provides financial management and CFO services. Prior to CFO Oncall, Inc., Mr. Linsley served as the Managing Member of Flagship Advisory & Management Group, LLC, a management consulting firm, from 2010 to 2011. In addition, since 2019, Mr. Linsley has served as the Chief Executive Officer and sole owner of Executive Outsource Group, Inc., a company that provides financial reporting services. Mr. Linsley has served in various other capacities including Alternate Channels Manager of Mettel; Director of Channel Sales of Impsat, USA; National Accounts Manager of Venali, Inc; and Director of Sales of Broadview Networks. Since January 2020, Mr. Linsley has served as a member of the board of directors of Silo Pharma, Inc. (OTCQB: SILO). In addition, since April 2020, Mr. Linsley has served as a member of the board of directors of Hoth Therapeutics, Inc. (Nasdaq: HOTH). Mr. Linsley received his bachelor of business administration degree in accounting/business administration from Siena College. We believe Mr. Linsley is qualified to serve as a director because of his forty years of business management experience including accounting, audit support and financial reporting.

Joseph Nelson – Director Nominee

Joseph Nelson, one of our independent director nominees has, since December 2017, served as the Head of Investor Relations for GasLog Ltd. and GasLog Partners LP, a leading international owner, operator and manager of liquefied natural gas carriers providing support to many of the world’s largest energy companies. Prior to joining GasLog in 2017, Mr. Nelson was an Equity Research Analyst, most recently at Credit Suisse from November 2014 to November 2017, where he covered US listed equities in the oil services and marine transportation sectors. From November 2013 to November 2014, Mr. Nelson worked as an Equity Research Analyst at Maxim Group, where he covered industrials. Mr. Nelson began his career as a consultant for the Louis Berger Group (now WSP), a global provider of infrastructure and development solutions, where he worked from 2006 to 2013, specializing in data analysis. Mr. Nelson has a bachelor of science degree in Chemistry and a bachelor of arts degree in Philosophy from the Stevens Institute of Technology and an MBA from New York University’s Stern School of Business. We believe that Mr. Nelson is qualified to serve as a director because of his experience in investor relations and his knowledge with respect to finance, corporate governance and sales matters.

Carly Schumer – Director Nominee

Carly Schumer, one of our independent director nominees has, since May 2011, worked as a freelance digital consultant. From May 2018 to June 2020, Ms. Schumer served as a digital director for Lust For Life, LLC, a subsidiary of Renewable Energy & Power, Inc. (OTCQB: RBNW). Ms. Schumer has in-depth experience in ecommerce and digital industries with specializations in digital marketing campaign development, content marketing strategy, SEO and paid media management. Her digital marketing background is rooted in inbound marketing strategies and her approach focuses on listening to user needs and communicating to them via high quality content in order to attract return visitors and engagements. Ms. Schumer specializes in working with start-up companies, across the technology, healthcare and fashion industries. She is passionate about innovation and newly emerging marketing trends with a keen eye toward insights and process. She worked as the Marketing Director for Jerrick Media (now Creatd Nasdaq: CRTD) from inception to its eventual public offering where she was responsible for managing SEO, social and marketing employees and strategies. Ms. Schumer received a bachelor’s degree in Arts, Entertainment & Media Management from Columbia College. We believe that Ms. Schumer’s marketing experience qualifies her to serve on our board of directors.

Involvement in Certain Legal Proceedings.

None of the following events has occurred during the past ten years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any federal or state securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

There are no family relationship between any director, executive officer or person nominated to become a director or executive officer.

Independence of Directors

The Nasdaq Stock Market LLC (“Nasdaq”) requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that Wayne D. Linsley, Carly Schumer and Joseph Nelson are “independent”. Our board currently consists of three independent directors and two non-independent directors.

Board Committees

Our board of directors directs the management of our business and affairs, as provided by Nevada law, and conducts its business through meetings of the board of directors and its standing committees. We will have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee. The audit committee is appointed by the board to assist the board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The role of the audit committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the Company’s independent auditor, including the independent auditor’s independence, the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements.

Upon the consummation of this offering, our audit committee will consist of Wayne D. Linsley, Carly Schumer and Joseph Nelson, with Mr. Linsley serving as chair. Our board of directors has affirmatively determined that each meet the definition of “independent director” under the rules of The Nasdaq Capital Market, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of Nasdaq rules. In addition, our board of directors has determined that Wayne D. Linsley will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors will adopt a written charter for the audit committee, which will be available on our principal corporate website at www.datchat.com substantially concurrently with the consummation of this offering.

Compensation Committee. The compensation committee is responsible for reviewing and recommending, among other things:

●	the adequacy and form of compensation of the board;

●	the compensation of Chief Executive Officer, including base salary, incentive bonus, stock option and other grant, award and benefits upon hiring and on an annual basis;

●	the compensation of other senior management upon hiring and on an annual basis; and

●	the Company’s incentive compensation and other equity-based plans and recommending changes to such plans to our board of directors, when necessary.

Upon the consummation of this offering, our compensation committee will consist of Wayne D. Linsley, Carly Schumer and Joseph Nelson, with Mr. Linsley serving as chair. Our board of directors will adopt a written charter for the compensation committee, which will be available on our principal corporate website at www.datchat.com substantially concurrently with the consummation of this offering.

Nominating and Corporate Governance Committee. We do not have a designated nominating and corporate governance committee. Our independent directors, acting as a group, are responsible for:

Our nominating and corporate governance committee is responsible for, among other things:

●	developing criteria for membership on the board of directors and committees;

●	identifying individuals qualified to become members of the board of directors;

●	recommending persons to be nominated for election as directors and to each committee of the board of directors;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Upon the consummation of this offering, our nominating and corporate governance committee will consist of Wayne D. Linsley, Carly Schumer and Joseph Nelson, with Mr. Linsley serving as chair. Our board of directors will adopt a written charter for the nominating and corporate governance committee, which will be available on our principal corporate website at www.datchat.com substantially concurrently with the consummation of this offering.

Code of Business Conduct and Ethics

Prior to the completion of this offering, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website, www.datchat.com. In addition, we intend to post on our website all disclosures that are required by law or rules concerning any amendments to, or waivers from, any provision of the code.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal year ended December 31, 2020 and 2019 to our principal executive officer and one additional officer (collectively, the “named executive officers”):

• Darin Myman, Chief Executive Officer; and

• Peter Shelus, Chief Technology Officer.

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the year ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Darin Myman	2019	$195,926	$0	$0	$0	$0	$0	$0	$195,926
Chief Executive Officer	2020	$165,026	$0	$0	$0	$0	$0	$24,632	$189,658

Peter Shelus	2019	$111,932	$0	$0	$0	$0	$0	$0	$111,932
Chief Technology Officer	2020	$126,447	$0	$0	$0	$0	$0	$30,727	$156,719

Outstanding Equity Awards at 2020 Fiscal Year-End

None.

Director Compensation

To date, we have not compensated our directors for their service to the Company.

Employment Agreements

Other than as set forth below, we do not currently have employment agreements with any of our officers or employees but intend to enter into employment agreements prior to the commencement of this offering.

Vadim Mats Employment Agreement

On June 28, 2021, the Company entered into an Employment Agreement with Vadim Mats, our Chief Financial Officer, effective as of the closing of this offering, pursuant to which he shall receive a base salary at the annual rate of $60,000, payable in monthly installments in accordance with the Company’s standard payroll policies. Mr. Mats shall also receive stock options to purchase up to 50,000 shares of common stock under the our 2021 Equity Incentive Plan.

2021 Equity Incentive Plan

The following is a summary of the material features of our 2021 Equity Incentive Plan (the “2021 Plan”). This summary is qualified in its entirety by the full text of the 2021 Plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Authorized Shares. A total of 2,500,000 shares of our common stock were originally reserved for issuance pursuant to the 2021 Plan. Our board of directors adopted the 2021 Plan on           , 2021 and our stockholders approved the 2021 Plan on           , 2021 (the “Effective Date”).

Types of Awards.    The 2021 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available” are incorporated herein by reference.

Administration.    The 2021 Plan will be administered by our board of directors, or if our board of directors does not administer the 2021 Plan, a committee or subcommittee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units.    Restricted stock and RSUs may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2021 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in instalments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options.    Incentive stock options and non-statutory stock options may be granted under the 2021 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2021 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of Common Stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.    SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2021 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards.    The administrator may grant other stock-based awards under the 2021 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments.    In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2021 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control.    The 2021 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2021 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2021 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2021 Plan

The 2021 Plan provides our board of directors with authority to amend, alter or terminate the 2021 Plan, but no such action impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2021 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback.    If we are required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment arrangements which are described under “executive compensation,” since January 1, 2018, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2020 and 2019, and any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Our Chief Executive Officer, Mr. Darin Myman, from time to time, provided advances to us for working capital purposes. At March 31, 2021, the Company had a payable to the officer of $2,630. These advances are short-term in nature and non-interest bearing. During the three months ended March 31, 2021 and 2020, respectively, Mr. Myman provided advances to the Company for working capital purposes for a total of $95,143 and $64,015. The Company repaid $92,707 and $69,905 of these advances.

On May 29, 2015, we entered into a promissory note agreement, providing for the issuance of a note in the principal amount of $30,000 to Silo Pharma, Inc.. The note was due on July 29, 2015. The annual interest rate for the loan is 10%. We defaulted to repay the note when it was due. On February 25, 2016, we entered into an extension agreement with the lender to extend the maturity date of the note to December 31, 2016. In accordance with the extension agreement, the lender and us agreed to increase the amount of the principal amount of the note by $5,000 as penalty for our failure to repay the note on July 29, 2015. In connection with the increase in principal amount of $5,000, we recorded non-cash interest expense of $5,000 on February 25, 2016. On October 25, 2017, we agreed to pay an additional $5,000 as penalty fee for the extension of maturity date to June 30, 2018. Between October 2018 and November 2018, we paid a total principal amount of $10,000. Between March 2019 and December 2019, we paid a total principal amount of $13,500. During the year ended December 31, 2020, we paid a total principal amount of $9,000. As of December 31, 2020 and 2019, the principal balance of this note was $7,500 and $16,500, respectively. This note is currently in default. We fully paid the principal amount of $7,500 in February 2021.

As of December 31, 2020 and December 31, 2019, accrued interest related to the note payable – related party above amounted to $16,282 and $14,924, respectively, and is included in accounts payable and accrued expenses on the accompanying balance sheets.

On June 26, 2015, the Company entered into a promissory note agreement, providing for the issuance of a promissory note in the principal amount of $15,000 to Robb Knie, a principal stockholder of the Company. The note was due on December 26, 2016. The annual interest rate for the loan was 10%. In August 2018, the Company fully paid the principal balance and interest of this note. At December 31, 2018, the note had no outstanding balance.

On September 1, 2015, the Company entered into a promissory note agreement, providing for the issuance of a note in the principal amount of $7,500 to Robb Knie, a principal stockholder of the Company. The note was due on December 26, 2016. The annual interest rate for the note was 10%. The Company repaid $4,000 on July 11, 2016. In August 2018, the Company fully paid the principal balance and interest of this note. At December 31, 2018, the note had no outstanding balance.

On October 31, 2016, the Company entered into a promissory note agreement, providing for the issuance of a note in the principal amount of $2,500 to Craig Myman, a related party. The note was due on December 26, 2016. The annual interest rate for the note was 10%. In May 2018, the Company repaid the principal balance of this note. At December 31, 2018, the note had no outstanding balance.

On May 25, 2017, the Company entered into a promissory note agreement, providing for the issuance of a note in the principal amount of $800 to Craig Myman, a related party. The note was due on December 31, 2017. The annual interest rate for the note was 10%. In May 2018, the Company repaid the principal balance of this note. At December 31, 2018, the note had no outstanding balance.

On February 28, 2017, the Company entered into a promissory note agreement, providing for the issuance of a note in the principal amount of $15,000 to Robb Knie, a principal stockholder of the Company. The note was due on August 28, 2017. The annual interest rate for the note was 10%. In January 2018, the Company repaid the principal balance of this note. At December 31, 2018, the note had no outstanding balance.

As of December 31, 2019 and 2018, accrued interest related to the notes above amounted to $22,163 and $21,341, respectively, and is included in accounts payable and accrued expenses on the accompanying balance sheets.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective immediately upon the execution of the underwriting agreement for this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 28, 2021 by:

●	each of our directors;

●	each of our named executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

The number of shares of our common stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of June 28, 2021, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 26,773,724 shares of our common stock outstanding as of June 28, 2021.

Shares of our common stock that a person has the right to acquire within 60 days of June 28, 2021, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address of each holder listed below, except as otherwise indicated, is 65 Church Street, Second Floor, New Brunswick, New Jersey 08901.

	Shares Beneficially owned before	Percentage of shares Beneficially owned
Name	offering	Before offering	After Offering
Directors and Named Executive Officers
Darin Myman	3,500,550	13.07%	12.07%
Peter Shelus	2,000,000	7.47%	6.90%
Vadim Mats	—	—	—
Gabriel Daniels	*	—	—
Dan Zeno	*	—	—
Wayne D. Linsley	—	—	—
Joseph Nelson	*	—	—
Carly Schumer	—	—	—
All Directors and Officers as a group (8 persons)	5,513,300	20.54%	19.01%

5% Stockholders
Robb Knie	2,000,000	7.47%	6.90%
Silo Pharma, Inc.(1)	2,000,000	7.47%	6.90%
Robert Coleman (2)	1,600,000	5.98%	5.52%
Alpha Capital Anstalt (3)	1,500,000	5.60%	5.17%
Carl Mattone (4)	1,490,000	5.56%	5.14%

* Represents beneficial ownership of less than 1%.

(1)	Eric Weisblum has voting and investment power over the securities held by Silo Pharma, Inc.

(2)	Includes 500,000 shares of common stock held of record by Robert S Colman Trust U/ 3/13/85. Mr. Mattone is the beneficial owner of Robert S Colman Trust U/ 3/13/85 and has voting and investment power over the securities held by Robert S Colman Trust U/ 3/13/85.

(3)	Conrad Ackerman has voting and investment power over the securities held by Alpha Capital Anstalt.

(4)	Includes 500,000 shares of common stock held of record by CFM 2015 Trust. Mr. Mattone is the beneficial owner of CFM 2015 Trust and has voting and investment power over the securities held by CFM 2015 Trust.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this offering. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Articles of Incorporation and Amended and Restated Bylaws, to be effective immediately prior to the closing of this offering, and the registration rights agreements, each of which will be included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law. Immediately prior to the closing of this offering, our authorized capital stock will consist of 180,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share of which 1 share of preferred stock is designated as Series A Preferred Stock.

As of June 28, 2021, 26,773,724 shares of our common stock were issued and outstanding, held by 2,458 holders of record, and 0 shares of our Series A Preferred Stock were issued and outstanding. As of June 28, 2021, we had no stock options outstanding. Our board of directors is authorized, without stockholder approval except as required by the Nasdaq Rules, to issue additional shares of our capital stock.

Common Stock

Each share of our common stock entitles the holder to receive notice of and to attend all meetings of our stockholders with the entitlement to one vote. Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the board of directors. If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Immediately prior to the closing of this offering, our board of directors will be authorized, subject to limitations prescribed by Nevada law, to issue up to 20,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our shareholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Warrants

As of June 28, 2021, warrants to purchase up to 125,000 shares of our common stock were issued and outstanding. The warrants are exercisable for five years from the date of issuance at an exercise price of $0.20, subject to adjustment for stock dividends, stock splits, pro rata distributions and upon the occurrence of fundamental transactions. If at any time following the issuance date of the warrants there is no registration statement registering for resale the shares of common stock issuable upon exercise of the warrants, the warrants may be exercised on a cashless basis. The warrants contain an ownership limitation such that the holder may not exercise the warrant to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the Company’s issued and outstanding common stock.

Equity Awards

None.

Registration and Piggyback Rights

Certain holders of our common stock may be contractually entitled to certain “piggyback” registration rights. The piggyback registration rights are not applicable to certain shares that may be sold pursuant to Rule 144 of the Securities Act and shares that are subject to an effective registration statement. The piggyback registration rights are subject to customary underwriter cutbacks applicable to all holders of registration rights, pursuant to which the underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in such registration statement.

Securities Offered in this Offering

We are offering of units each consisting of one share of common stock and one Series A Warrant to purchase one share of common stock. The common stock and accompanying Series A Warrant will be split from the units immediately upon issuance. We are also registering the common stock issuable from time to time upon exercise of the Series A Warrants offered hereby. The description of our common stock is set forth above in this section. The following summary of certain terms and provisions of the Series A Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Series A Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series A Warrant.

Exercisability. The Series A Warrants are exercisable at any time after their issuance and at any time up to the date that is five years after their issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Series A Warrants under the Securities Act is effective and available for the issuance of such common shares, or an exemption from registration under the Securities Act is available for the issuance of such common shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Series A Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Series A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Series A Warrant. No fractional common shares will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares, we will round up to the next full share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

Exercise Price. The assumed exercise price per whole common share purchasable upon exercise of the Series A Warrants is $ per share or % of the public offering price of our common shares and Series A Warrants. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied for the listing of the Series A Warrants offered in this offering on The Nasdaq Capital Market under the symbol “DATSW”. No assurance can be given that such listing will be approved or that a trading market will develop.

Warrant Agent. The Series A Warrants will be issued in registered form under a warrant agency agreement between West Coast Stock Transfer, Inc., as warrant agent, and us. The Series A Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Series A Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Series A Warrants.

Governing Law. The Series A Warrants and the warrant agency agreement are governed by New York law. The courts of the State of New York and federal courts with jurisdiction in the State New York have jurisdiction for all matters brought under the Warrants, except that any claims under the Securities Act and/or the Exchange Act must be brought in federal court. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Thus, there may be uncertainty as to whether a court will enforce such a provision included in the Series A Warrant with regard to claims under the Securities Act. This forum provision may limit a Series A Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Series A Warrant to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Anti-Takeover Provisions our Amended and Restated Bylaws

Board of Directors Vacancies

Our Amended and Restated Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Special Meeting of Shareholders

Our Amended and Restated Bylaws provide that special meetings of our shareholders may be called by the chief executive officer of the Corporation, the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which such notice of the date of annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Exclusive Forum

Each of our Amended Articles of Incorporation and our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar exclusive forum provisions in other corporations’ bylaws has been challenged in legal proceedings, and it is possible that a court could rule that this provision in our Amended and Restated Bylaws is inapplicable or unenforceable.

Additionally, each of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. As this provision applies to Securities Act claims, there may be uncertainty whether a court would enforce such a provision.

Transfer Agent

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc.

Exchange Listing

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “DATS.”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through sales of equity or equity-related securities.

Only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after completion of this offering due to contractual and legal restrictions on resale described below. Nevertheless, sales of a substantial number of shares of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could materially and adversely affect the prevailing market price of our common stock. Although we have applied to list our common stock on the Nasdaq Capital Market, we cannot assure you that our common stock will be listed on the Nasdaq Capital Market and if listed, there will be an active market for our common stock.

Of the shares to be outstanding immediately after the completion of this offering, we expect that the shares to be sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% stockholders. The remaining shares of our common stock outstanding after this offering will be subject to a 180-lock-up period under the lock-up agreements as described below. These restricted securities may be sold in the public market only if registered or pursuant to an exemption from registration, such as Rule 144.

Rule 144

Affiliate Resales of Restricted Securities

Affiliates of ours must generally comply with Rule 144 if they wish to sell any shares of our common stock in the public market, whether or not those shares are “restricted securities.” “Restricted securities” are any securities acquired from us or one of our affiliates in a transaction not involving a public offering. All shares of our common stock issued prior to the closing of the offering made hereby, are considered to be restricted securities. The shares of our common stock sold in this offering are not considered to be restricted securities.

Non-Affiliate Resales of Restricted Securities

Any person or entity who is not an affiliate of ours and who has not been an affiliate of ours at any time during the three months preceding a sale is only required to comply with Rule 144 in connection with sales of restricted shares of our common stock. Subject to the lock-up agreements described below, those persons may sell shares of our common stock that they have beneficially owned for at least one year without any restrictions under Rule 144 immediately following the effective date of the registration statement of which this prospectus is a part.

Further, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time such person sells shares of our common stock, and has not been an affiliate of ours at any time during the three months preceding such sale, and who has beneficially owned such shares of our common stock, as applicable, for at least six months but less than a year, is entitled to sell such shares so long as there is adequate current public information, as defined in Rule 144, available about us.

Resales of restricted shares of our common stock by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144, described above.

Equity Incentive Awards

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this offering to register the shares of common stock that are issuable pursuant to our 2018 Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

Lock-Up Agreements

We, and each of our directors and executive officers have agreed that, without the prior written consent of the representative of the underwriters, we and they will not, subject to limited exceptions, during the period ending 180 days after the date of this prospectus:

●	offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether such transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock; or

●	publicly announce an intention to do any of the foregoing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the “Internal Revenue Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our shares, has been or will be requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are any holder other than:

●	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

Distributions

As described in “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Gain on Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are generally exempt from such withholding tax if certain certification and disclosure requirements are satisfied. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain recognized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

●	you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your disposition of our common stock, or (ii) your holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes and therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you generally would be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal income withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock, and under current transition rules, are expected to apply with respect to the gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation and any applicable intergovernmental agreements on their investment in our common stock.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with EF Hutton, division of Benchmark Investments, LLC, as Lead Book Running Manager and representative of the underwriters (“EF Hutton”) and US Tiger Securities, Inc., as Joint Book Running Manager (“Tiger Securities”) of this offering, with respect to the offering of shares of our common stock. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Number of Units
EF Hutton, division of Benchmark Investments, LLC
US Tiger Securities, Inc.
Total

The underwriters are committed to purchase all of the securities offered by us other than those covered by the over-allotment option described below, if it purchases any securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the above securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional an additional 333,333 units at an assumed price of $4.50 per unit, less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Discounts

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

		Total(2)
	Per unit(2)	Without Over-Allotment Option	With Over-Allotment Option
Assumed public offering price	$4.50	$10,000,000	$11,500,000
Underwriting discounts and commissions (8%)	$0.36	$800,000	$920,000
Non-accountable expense allowance (1%)(1)	$0.05	$100,000	$115,000
Proceeds, before expenses, to us	$4.09	$9,100,000	$10,465,000

(1)	The non-accountable expense allowance of 1% is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.
(2)	At an assumed offering price of $4.50 per unit, which is the mid-price of the $4.00 to $5.00 range.

The underwriters propose to offer the securities offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less an expected concession of 4% of the purchase price per unit. If all of the units offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the Representative a non-accountable expense allowance of 1% of the public offering price at the closing, excluding any amount sold pursuant to the over-allotment option.

We have also agreed to pay the following expenses of the Representative relating to the offering: (a) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative, including the reasonable fees and expenses of the Representative’s blue sky counsel; (d) up to $20,000 of the Representative’s actual accountable road show expenses for the offering; (e) fees for underwriter’s counsel, not to exceed $150,000; (f) the $29,500 cost associated with the Underwriters’ use of Ipreo’s book building, prospectus tracking and compliance software for the offering; and (g) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $633,595.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Representative’s Warrants

In addition, we have agreed to issue to the representative or its designees warrants to purchase a number of shares of common stock equal to eight percent (8%) of the aggregate number of shares of common stock in the units sold in this offering, excluding the over-allotment option and any shares underlying the Series A Warrants. The representative’s warrants will be exercisable immediately and for five years from the effective date of the registration statement of which this prospectus forms a part. Pursuant to FINRA Rule 5110(e), the representative’s warrants and any shares issued upon exercise of the representative’s warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The representative’s warrants are registered in the registration statement of which this prospectus is a part.

Lock-Up Agreements

We, our executive officers and directors have agreed pursuant to “lock-up” agreements not to, without the prior written consent of the Representative, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period release all or any portion of the securities subject to lock-up agreements; provided, however, that, subject to limited exceptions, at least three business days before the release or waiver or any lock-up agreement, the representative must notify us of the impending release or waiver and we will be required to announce the impending release or waiver through a major news service at least two business days before the release or waiver.

Lock-Up/Leak Out Agreements

Certain of our securityholders holding an aggregate of 276,500 shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for 45 days after the date of this prospectus and will thereafter each be permitted to sell, pledge or otherwise dispose of, directly or indirectly, $15,000 shares of common stock per month until 180 days after the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, each underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, such underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for such underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by such underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, such underwriter may elect to exercise all or part of the over-allotment option. Such underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, each underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be affected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not affect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market-making bids must be identified as such.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Certain Relationships

The representative and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The representative has received, or may in the future receive, customary fees and commissions for these transactions.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “DATS.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by Jolie Kahn, Esq., New York, New York.

EXPERTS

The financial statements included in this prospectus have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as stated in their report appearing herein, which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the ability of the Company to continue as a going concern. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

Registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

DATCHAT, INC.

FINANCIAL STATEMENTS

December 31, 2020 and 2019

DATCHAT, INC.

INDEX TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of DatChat, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of DatChat, Inc. (the Company) as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2020 and 2019, and the related notes to the financial statements (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has a significant accumulated deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditors since 2016.

Palm Beach Gardens, Florida

March 19, 2021

DATCHAT, INC.

BALANCE SHEETS

	December 31,
	2020	2019
ASSETS

CURRENT ASSETS:
Cash	$690,423	$70,774
Prepaid expenses	25,260	6,000
Advance deposit	—	100,000

Total Current Assets	715,683	176,774

OTHER ASSETS:
Operating lease right-of-use asset, net	28,632	52,580

Total Assets	$744,315	$229,354

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$119,622	$186,469
Convertible note payable	—	300,000
Note payable	4,045	—
Notes payable - related party	7,500	16,500
Operating lease liability, current portion	28,632	23,948
Due to related party	194	13,685

Total Current Liabilities	159,993	540,602

Long-term liabilities:
Note payable, less current portion	1,997	—
Operating lease liability, less current portion	—	28,632
Total long-term liabilities:	1,997	28,632

Total Liabilities	161,990	569,234

Commitments and Contingencies - (Note 7)

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock ($0.0001 par value; 180,000,000 shares authorized; 25,455,640 and 26,350,711 shares issued and outstanding at December 31, 2020 and 2019, respectively)	2,545	2,635
Common stock to be issued 105,564 and 250 shares, at December 31, 2020 and 2019, respectively)	10	—
Additional paid-in capital	17,341,282	15,439,527
Accumulated deficit	(16,761,512)	(15,782,042)

Total Stockholders' Equity (Deficit)	582,325	(339,880)

Total Liabilities and Stockholders' Equity (Deficit)	$744,315	$229,354

See accompanying notes to the financial statements.

DATCHAT, INC.

STATEMENT OF OPERATIONS

	For the Year Ended December 31,
	2020	2019

NET REVENUES	$—	$—

OPERATING EXPENSES:
Compensation and related expenses	494,002	502,277
Professional and consulting	263,245	167,468
General and administrative	327,184	310,854

Total operating expenses	1,084,431	980,599

OTHER INCOME (EXPENSE)
Interest expense	(45,499)	(176,218)
Gain (loss) from extinguishment of debt	143,353	(5,400,569)
Other income	7,000	—
Interest income	107	50

Total other income (expense), net	104,961	(5,576,737)

NET LOSS	$(979,470)	$(6,557,336)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.04)	$(0.26)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING:
Basic and diluted	26,490,176	25,525,151

See accompanying notes to the financial statements.

DATCHAT, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

										Total
					Common Stock		Additional			Stockholders'
	Preferred Stock		Common Stock		to be issued		Paid-in	Subscription	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	(Deficit)

Balance, December 31, 2018	—	$—	23,840,606	$2,384	80,232	$8	$9,220,601	$(207,497)	$(9,224,706)	$(209,210)

Sale of common stock, net of offering costs	—	—	270,202	27	104,921	10	708,563	—	—	708,600

Common stock issued for services	—	—	5,000	1	—	—	9,999	—	—	10,000

Collection of subscription receivable	—	—	—	—	—	—	—	207,497	—	207,497

Common stock issued for common stock issuable		—	184,903	18	(184,903)	(18)	—	—	—	—

Issuance of common stock in connection with forbearance and exchange agreement	—	—	2,050,000	205	—	—	5,500,364	—	—	5,500,569

Net loss for the year ended December 31, 2019	—	—	—	—	—	—	—	—	(6,557,336)	(6,557,336)

Balance, December 31, 2019	—	—	26,350,711	2,635	250	—	15,439,527	$—	(15,782,042)	(339,880)

Sale of common stock, net of offering costs	—	—	872,707	87	102,536	10	1,881,578	—	—	1,881,675

Common stock issued for services	—	—	10,000	1	—	—	19,999	—	—	20,000

Common stock issued for cashless exercise of stock warrants	—	—	222,222	22	2,778	—	(22)	—	—	—

Cancellation of repurchase common stock	—	—	(2,000,000)	(200)	—	—	200	—	—	—

Net loss for the year ended December 31, 2020	—	—	—	—	—	—	—	—	(979,470)	(979,470)

Balance, December 31, 2020	—	$—	25,455,640	$2,545	105,564	$10	$17,341,282	$—	$(16,761,512)	$582,325

See accompanying notes to the financial statements.

DATCHAT, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(979,470)	$(6,557,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	—	22,192
(Gain) loss from extinguishment of debt	(143,353)	5,400,569
Stock-based forbearance fee	—	100,000
Stock-based compensation	20,000	10,000
Changes in operating assets and liabilities:
Prepaid expenses	(19,260)	—
Advance deposits	—	(100,000)
Accounts payable and accrued expenses	26,506	86,103

NET CASH USED IN OPERATING ACTIVITIES	(1,095,577)	(1,038,472)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from a related party	265,623	236,783
Payments on related party advances	(279,114)	(229,387)
Proceeds from notes payable	6,042	—
Payments on convertible note payable	(150,000)	—
Repayment of notes payable - related parties	(9,000)	(13,500)
Collection of subscription receivable	—	207,497
Proceeds from sale of common
and common stock to be issued	1,881,675	708,600

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,715,226	909,993

NET INCREASE (DECREASE) IN CASH	619,649	(128,479)

CASH - beginning of year	70,774	199,253

CASH - end of year	$690,423	$70,774

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$1,500
Income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Operating lease right-of-use asset and operating lease liability recorded upon adoption of ASC 842	$—	$72,609
Advance deposit applied towards repayment of convertible note payable pursuant to the Securities Purchase Agreement	$100,000	$—

See accompanying notes to the financial statements.

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

DatChat, Inc. (the “Company”) was incorporated in the State of Nevada on December 4, 2014 under the name of YssUp, Inc. On March 4, 2015, the Company’s corporate name was changed to Dat Chat, Inc. In August 2016, the Board of Directors of the Company approved to change the name of the Company from Dat Chat, Inc. to DatChat, Inc. The Company established a fiscal year end of December 31. The Company’s principal business is focused on its mobile messaging application that provides a traditional messaging platform, while providing users with complete privacy and control features for their sent messages. The Company’s mobile messaging application is called DatChat Messenger which is currently a free messaging application. Once the Company achieves critical mass of users, the Company will offer new features and will charge fees and generate revenues from the added features.

Basis of presentation and going concern

As reflected in the accompanying financial statements, the Company has incurred a net loss of $979,470 and net cash used in operations of $1,095,277 for the year ended December 31, 2020.  Additionally, the Company has an accumulated deficit of $16,761,512 at December 31, 2020 and has not generated revenues since inception. These circumstances cause substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise capital, and generate revenues. Currently, management is seeking capital to implement its business plan.   Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates include the valuation of deferred tax assets, valuation of warrants issued with debt, and the value of stock-based compensation expenses.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. At December 31, 2020, the Company had cash in excess of FDIC limits of approximately $440,000 and at December 31, 2019, the Company had no cash in excess of FDIC limits. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Fair value measurements and fair value of financial instruments

The carrying value of certain financial instruments, including cash, accounts payable and accrued expenses, convertible notes payable, notes payable – related parties and due to related party are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Revenue recognition

The Company will recognize revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company will further analyze its revenue recognition policy when it enters into revenue producing customer contracts.

Advertising Costs

The Company applies ASC 720 “Other Expenses” to account for advertising related costs. Pursuant to ASC 720-35-25-1, the Company expenses the advertising costs when the first time the advertising takes place. Advertising costs were $211,956 and $197,358 for the years ended December 31, 2020 and 2019, respectively, and are included in general and administrative expenses on the statement of operations.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments.

Operating lease right of use assets (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the statements of operations.

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Income taxes

The Company accounts for income taxes pursuant to the provision of Accounting Standards Codification (“ASC”) 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Basic and diluted net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period.

The following were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss. In periods where the Company has a net loss, all dilutive securities are excluded.

	December 31,
	2020	2019
Common stock equivalents:
Stock warrants	125,000	2,625,000
Convertible notes payable	—	1,500,000
Total	125,000	4,125,000

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its financial statements.

NOTE 2 – OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

In January 2019, the Company renewed and extended the term of its lease facility for another three-year period from January 2019 to December 2021 starting with a monthly base rent of $2,567 plus a pro rata share of operating expenses beginning January 2019. The base rent is subject to annual increases beginning the 2nd and 3rd lease year as defined in the lease agreement. In addition to the monthly base rent, the Company is charged separately for common area maintenance which is considered a non-lease component. These non-lease component payments are expensed as incurred and are not included in operating lease assets or liabilities.

On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded right-of-use assets and lease liabilities of $72,609.

Right-of- use assets are summarized below:

	December 31, 2020	December 31, 2019
Office lease (36 months)	$72,609	$72,609
Less accumulated amortization	43,977	20,029
Right-of-use asset, net	$28,632	$52,580

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Operating Lease liabilities are summarized below:

	December 31, 2020	December 31, 2019
Office lease	$72,609	$72,609
Reduction of lease liability	(43,977)	(20,029)
Total lease liability	28,632	52,580
Less: current portion	28,632	(23,948)
Long term portion of lease liability	$—	$28,632

 Minimum lease payments under non-cancelable operating lease at December 31, 2020 are as follows:

Year ended December 31, 2021	32,200
Total	$32,200
Less: present value discount	(3,568)
Total operating lease liability	$28,632

NOTE 3 – RELATED PARTY TRANSACTIONS

Due to Related Party

The Company’s officer, Mr. Darin Myman, from time to time, provides advances to the Company for working capital purposes. At December 31, 2020 and December 31, 2019, the Company had a payable to the officer of $194 and $13,685, respectively. These advances are short-term in nature and non-interest bearing. During the years ended December 31, 2020 and 2019, respectively, Mr. Myman provided advances to the Company for working capital purposes for a total of $265,623 and $236,783 the Company repaid $279,114 and $229,387 of these advances.

Notes Payable – Related Party

On May 29, 2015, the Company entered into a promissory note agreement, providing for the issuance of a note in the principal amount of $30,000 to a principal stockholder of the Company. The note was due on July 29, 2015. The annual interest rate for the loan is 10%. The Company defaulted to repay the note when it was due. On February 25, 2016, the Company entered into an extension agreement with the lender to extend the maturity date of the note to December 31, 2016. In accordance with the extension agreement, the Company and the lender agree to increase the amount of the principal amount of the note by $5,000 as penalty for the Company’s failure to repay the note on July 29, 2015. In connection with the increase in principal amount of $5,000, the Company recorded non-cash interest expense of $5,000 on February 25, 2016. On October 25, 2017, the Company agreed to pay an additional $5,000 as penalty fee for the extension of maturity date to June 30, 2018. Between October 2018 and November 2018, the Company paid a total principal amount of $10,000. Between March 2019 and December 2019, the Company paid a total principal amount of $13,500. During the year ended December 31, 2020, the Company paid a total principal amount of $9,000. As of December 31, 2020 and 2019, the principal balance of this note was $7,500 and $16,500, respectively. This note is currently in default. The Company fully paid the principal amount of $7,500 in February 2021 (see Note 9).

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

As of December 31, 2020 and December 31, 2019, accrued interest related to the note payable – related party above amounted to $16,282 and $14,924, respectively, and is included in accounts payable and accrued expenses on the accompanying balance sheets.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	December 31, 2020	December 31, 2019
Convertible notes payable	$—	$300,000
Debt discount	—	—
Total convertible notes payable	$—	$300,000

On January 26, 2018, the Company issued a senior convertible promissory note to an unrelated party for a principal amount of $300,000. The senior convertible promissory note and all accrued interest were due on January 26, 2019. The Company paid issuance costs of $60,000 in connection with this note payable which is being amortized over the term of the note. Any amount of principal or interest on this note which was not paid when due would bear interest at the rate of 18% per annum from the due date thereof until the same was paid. The note holder had the right from the date of issuance of this note to convert any outstanding unpaid principal amount and accrued interest into the Company’s common stock at a conversion price equal to $0.20 per share. The conversion price, however, was subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. Additionally, in connection with the issuance of this note, the Company had granted the note holder 1,500,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.20 per share subject to applicable adjustments including full ratchet anti-dilution in the event that the Company issue any securities at a per share price lower than the exercise price then in effect. The Company recorded amortization of debt discount and original issuance cost of $0 and $22,192 during the year ended December 31, 2020 and 2019, respectively, and has been included in interest expense on the statement of operations.

On January 26, 2019, the Company entered into a Forbearance and Exchange Agreement (the “Agreement”), whereby the Company failed to repay a convertible note issued on January 26, 2018 for $300,000 and the Company obtained a forbearance of the maturity date default. The note holder agreed to forbear from declaring a breach of transaction, declaring an occurrence of any event of default and demanding any amounts due until the earlier of February 5, 2019. In exchange for the forbearance, the Company agreed to cancel the previously issued detached warrant to acquire 1,500,000 shares of common stock and reissue four-year new warrants to acquire 2,250,000 shares of common stock at an exercise price of $0.20 per share subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the exercise price then in effect.

On April 5, 2019, the Company entered into a Second Forbearance and Exchange Agreement (the “Second Agreement”) whereby the Company agreed to exchange the original note for a new note with a principal amount of $300,000 and 2,000,000 shares of the Company’s common stock (see Note 6). The new note holder is Spherix Incorporated (“Spherix”). If the Company failed to pay the outstanding principal and accrued interest under the new note by August 26, 2019, then the principal of the new note shall be increased to an amount equal to 150% of the then principal amount or equal to $450,000. The Company did not make the payment by August 26, 2019 however, the Company and Spherix entered into a new agreement (Securities and Purchase Agreement) on October 1, 2019 as discussed below.

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

As such, the 150% increase in principal did not occur. The annual interest rate for the new note is 18%. The note holder shall have the right to convert any outstanding unpaid principal amount and accrued interest under the new note into the Company’s common stock at a conversion price equal to $0.20 per share. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. Pursuant to the Second Agreement, the Company also granted the note holder a put to require the Company to purchase 200,000 shares of common stock from the note holder for a price of $1.50 upon the occurrence of a certain events such as the sales of any assets, grants of any licenses, consummates any offering in exchange for cash or other consideration or otherwise any event in which the Company receives any cash payment or consideration as defined in the Second Agreement.

The Company valued the 2,000,000 shares of common of stock at the fair value of $4,000,000 or $2.00 per share based on the recent sales price of common stock in a private placement during that time. Additionally, the Company determined any incremental expense from the warrant modification which resulted in an additional grant of 750,000 warrants with the same terms as the original warrant issuance. Each additional warrant was valued on the grant date at approximately $1.87 per warrant or a total of $1,400,569 using a Black-Scholes option pricing model with the following assumptions: stock price at valuation date of $2.00 based on recent sales price of common stock in a private placement during that time, exercise price of $0.20, dividend yield of zero, expected term of 4.00 years, a risk-free rate of 2.47%, and expected volatility of 89% using volatilities of similar companies. In connection with the Second Agreement, the Company accounted for the fair value of the issuance of 2,000,000 shares of common stock and 750,000 additional warrants using guidance in ASC 407-50-40 Debt Modification and Extinguishments and recorded loss on debt extinguishment of $5,400,569 during the year ended December 31, 2019.

Additionally, in accordance with ASU 2017-11, the down round feature relating to the conversion feature whereby the conversion price is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect is no longer classified as a liability and embedded conversion option with down round features are no longer bifurcated. The Company shall recognize the value of the effect of a down round feature in an equity-classified freestanding financial instrument each time it is triggered.

On October 1, 2019, the Company entered into a Securities Purchase Agreement with Spherix. The Company agreed to purchase back the 2,250,000 warrants and 2,000,000 shares of the Company's common stock owned by Spherix and pay-off the $300,000 convertible note (collectively "Securities") in consideration for cash purchase price of $250,000 to be paid in five equal installments of $50,000 at the end of each calendar month commencing October 31, 2019. As continuing collateral security for the Company's obligation to pay the purchase price installments, the Company pledged and assigned to Spherix a continuing security interest in the Securities. The Company paid a total of $100,000 towards this agreement which was recorded as an advance deposit on the balance sheet as of December 31, 2019. Additionally, Spherix agreed to defer the December 31, 2019 installment payment at the Company's request in exchange for the issuance of 50,000 shares of the Company's common stock (see Note 6). The December 31, 2019 installment payment was paid in February 2020 and the remaining balance of $100,000 was paid in October 2020. Accordingly, the Company fully paid the $250,000 purchase price by October 2020 which resulted in the cancellation of the Securities (see Note 6) previously owned by Spherix, and the pay-off of the principal amount of the convertible note for $300,000 including accrued interest of $93,353. As such, the Company recorded gain from extinguishment of debt of $143,353 during the year ended December 31, 2020.

As of December 31, 2020 and 2019, accrued interest related to the convertible note payable amounted to $0 and $50,005, respectively, and was included in accounts payable and accrued expenses in the accompanying balance sheets.

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

NOTE 5 – NOTES PAYABLE

Notes payable to unrelated parties is summarized below:

	As of December 31, 2020	As of December 31, 2019

Principal amount	$6,042	$—
Less: current portion	(4,045)	—
Notes payable - long term portion	$1,997	$—

Minimum principal payments under notes payable to unrelated parties at December 31, 2020 are as follows:

Year ended December 31, 2021	$4,045
Year ended December 31, 2022	1,697
Total principal payments	$6,042

Paycheck Protection Program Funding

On May 4, 2020, the Company received federal funding in the amount of $6,042 through the Paycheck Protection Program (the “PPP”). PPP funds have certain restrictions on use of the funding proceeds, and generally must be repaid within two (2) years at 1% interest. The PPP loan may, under circumstances, be forgiven. There shall be no payment due by the Company during the six months period beginning on the date of this note (“Deferral Period”). Commencing one month after the expiration of the Deferral Period, the Company shall pay the lender monthly payments of principal and interest, each in equal amount required to fully repay by the maturity date. If a payment on this note is more than ten days late, the lender shall charge a late fee of up to 5% of the unpaid portion of the regularly scheduled payment. As of December 31, 2020, the principal balance of this note amounted to $6,042 and accrued interest of $40. During the year ended December 31, 2020, the Company recognized $40 of interest expense.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Shares Authorized

In August 2016, the Board of Directors of the Company approved and authorized an amendment to its articles of incorporation to designate 20,000,000 shares of preferred stock. Consequently, the authorized capital stock consists of 200,000,000 shares, of which 180,000,000 are shares of common stock and 20,000,000 are shares of preferred stock.

Preferred stock

In August 2016, the Company designated 1 share of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and has a stated value equal to $1.00 as may be adjusted for any stock dividends, combinations or splits. Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) the total issued and outstanding Common Stock eligible to vote at the time of the respective vote divided by (y) forty-nine one hundredths (0.49) minus (z) the total issued and outstanding Common Stock eligible to vote at the time of the respective vote. The Series A Preferred Stock does not convert into equity of the Company. The Series A Preferred Stock does not contain any redemption provision.

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Common stock

Sale of Common Stock

During the year ended December 31, 2020, the Company sold 975,243 shares of its common stock at $2.00 per common share for gross proceeds of $1,950,486 and net proceeds of $1,881,675 after escrow fees related to private placement sale. In connection with these sales of common stock, the Company issued 872,707 shares of common stock and there were 102,536 shares of commons stock to be issued as of December 31, 2020.

Common stock for services

On June 11, 2020, the Company entered into a six-month Advisory Board Agreement with an individual who will act as a member to the Company’s Advisory Board. In accordance with this agreement the Company issued 10,000 shares of its common stock as consideration for the services provided. The Company valued these common shares at the fair value of $20,000 or $2.00 per common share based on sales of common stock in the recent private placement. The Company recorded stock-based consulting of $20,000 and was included in professional and consulting as reflected in the accompanying statements of operations for the year ended December 31, 2020.

Common stock issued upon cashless exercise of warrants

In March 2020, the Company issued 222,222 shares of its common stock and 2,778 shares of common stock to be issued as of December 31, 2020 in connection with the cashless exercise of 250,000 warrants with an exercise price of $0.20 per share.

Cancellation of common stock and stock warrants

In October 2020, the Company fully paid the $250,000 purchase price in connection with the Securities Purchase Agreement with Spherix entered into in October 2019 (see Note 4) which resulted in the cancellation of 2,000,000 shares of the Company’s common stock and 2,250,000 common stock warrants previously owned by Spherix.

As of December 31, 2020 and 2019, there were a total of 105,564 and 250 shares of common stock to be issued, respectively.

Common Stock Warrants

A summary of the Company’s outstanding stock warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2018	1,875,000	$0.20	3.97
Canceled	(1,500,000)	0.20	—
Granted	2,250,000	0.20	4.00
Balance at December 31, 2019	2,625,000	0.20	3.00
Exercise	(250,000)	0.20	2.26
Canceled	(2,250,000)	0.20	2.24
Balance at December 31, 2020	125,000	0.20	1.59
Warrants exercisable at December 31, 2020	125,000	$0.20	1.59

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

NOTE 7 – COMMITMENTS AND CONTINGENCIES

In January 2019, the Company renewed and extended the term of its lease facility for another three-year period from January 2019 to December 2021 starting from a monthly base rent of $2,567 plus a pro rata share of operating expenses beginning January 2019 (see Note 2). The base rent is subject to annual increases beginning the 2nd and 3rd lease year as defined in the lease agreement. As of December 31, 2020 and 2019 rent expense was $36,169 and $35,200, respectively, and was included in general and administrative expenses as reflected in the accompanying statements of operations.

On October 1, 2019, the Company entered into a Securities Purchase Agreement with Spherix (see Note 4). The Company agreed to purchase back the 2,250,000 warrants and 2,000,000 shares of the Company’s common stock owned by Spherix and pay-off the $300,000 convertible note (collectively “Securities”) in consideration for cash purchase price of $250,000 to be paid in five equal installments of $50,000 at the end of each calendar month commencing October 31, 2019. The Company had pledged and assigned to Spherix a continuing security interest in the Securities until the full payment of the purchase price. In October 2020, the Company fully paid the $250,000 purchase price in connection with the Securities Purchase Agreement with Spherix.

NOTE 8 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2020 and 2019 consist of net operating loss carryforwards.

The Company has incurred aggregate net operating losses of approximately $4,464,229 for income tax purposes as of December 31, 2020. The net operating losses carry forward for United States income taxes, which may be available to reduce future years’ taxable income. Management believes that the realization of the benefits from these losses appears unlikely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset resulting from the net operating losses to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as necessary.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2020 and 2019 were as follows:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Income tax benefit at U.S. statutory rate	$(205,689)	$(1,377,040)
Income tax benefit - State	(48,973)	(327,867)
Non-deductible (income) expenses	(32,073)	1,438,518
Change in valuation allowance	286,735	266,389
Total provision for income tax	$—	$—

DATCHAT, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

The Company’s approximate net deferred tax asset at December 31, 2020 and 2019 was as follows:

Deferred Tax Asset:	December 31, 2020	December 31, 2019
Net operating loss carryforward	$1,163,300	$876,565
Valuation allowance	(1,163,300)	(876,565)
Net deferred tax asset	$—	$—

Of the $4,474,229 of available net operating losses, $1,403,306 begin to expire in 2034 and $3,070,923 which were generated after the Act’s effective date can be utilized indefinitely subject to annual usage limitations.

The Company provided a valuation allowance equal to the deferred income tax asset for the years ended December 31, 2020 and 2019 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the allowance was $286,735 and $266,389 in years 2020 and 2019.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2018, 2019 and 2020 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 9 – SUBSEQUENT EVENTS

Between January 1, 2021 and March 15, 2021, the Company sold 796,998 shares of its common stock at $2.00 per common share for gross proceeds of $1,593,996 related to the private placement sale.

On February 1, 2021, the Company entered into an Engagement Agreement (the “Agreement”) with a consulting company which will act as an exclusive lead underwriter, financial advisor, placement agent and investment banker of the Company, whereby the consultant will assist the Company to an initial public offering of the Company’s equity, debt or equity derivative instruments (“Offering”). The engagement period shall end on the earlier of i) 12 months from the date of this agreement or ii) the final closing if any of the Offering.

The consultant will prepare an Underwriting Agreement (the “Underwriting Agreement”) covering the sale of up to $10 million of equity, equity derivatives, and equity linked instruments of the Company. The Company shall pay compensation of 8% of the total gross proceeds of the Offering and warrants equal to 8% of the aggregate number of shares of common stock sold in the Offering. The warrants will be exercisable during the four- and half--year period commencing 6 months from the effective date of the Offering at a price equal to 110% of the public offering price per share of common stock. In addition, the Company shall pay 10% broker dealer cash fee of the amount of capital raised from private equity placements and 6% broker dealer cash fee of the amount capital raised from debt placements.

On February 15, 2021, the Company entered into a one-year Advisory Board Agreement with an individual who will act as a member to the Company’s Advisory Board. In accordance with this agreement the Company shall either issue 200,000 shares of common stock or 200,000 warrants to purchase shares of common stock at an exercise price of $2 per share and shall be decided by the advisor. The advisor opted to receive 200,000 five-year warrant to purchase shares of common stock at an exercise price of $2 per share.

Effective February 12, 2021, the Company entered into a Branding and Marketing Services Agreement with a consultant to provide branding and digital marketing strategy for the Company. The term of the agreement is for a one-year period. Either party may terminate the agreement by giving a 30-day written notice. The Company shall pay a flat fee of $18,500 for the initial marketing services and $7,500 per month for the six-month branding and marketing management services.

DATCHAT, INC.

FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

DATCHAT, INC.

INDEX TO FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

DATCHAT, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS

CURRENT ASSETS:
Cash	$1,628,100	$690,423
Prepaid expenses	169,073	25,260

Total Current Assets	1,797,173	715,683

OTHER ASSETS:
Operating lease right-of-use asset, net	21,946	28,632

Total Assets	$1,819,119	$744,315

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$139,975	$119,622
Note payable, current portion	5,362	4,045
Note payable - related party	—	7,500
Operating lease liability	21,946	28,632
Due to related party	2,630	194

Total Current Liabilities	169,913	159,993

Long-term liabilities:
Note payable, less current	680	1,997
Total long-term liabilities:	680	1,997

Total Liabilities	170,593	161,990

Commitments and Contingencies - (Note 6)

STOCKHOLDERS' EQUITY:
Preferred stock ($0.0001 par value; 20,000,000 shares authorized) Series A Preferred stock ($0.0001 Par Value; 1 Share Authorized; none issued and outstanding at March 31, 2021 and December 31, 2020)	—	—
Common stock ($0.0001 par value; 180,000,000 shares authorized; 26,773,724 and 25,455,640 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	2,677	2,545
Common stock to be issued 6,628 and 105,564 shares, at March 31, 2021 and December 31, 2020, respectively)	—	10
Additional paid-in capital	19,404,132	17,341,282
Accumulated deficit	(17,758,283)	(16,761,512)

Total Stockholders' Equity	1,648,526	582,325

Total Liabilities and Stockholders' Equity	$1,819,119	$744,315

See accompanying notes to the financial statements.

DATCHAT, INC.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months Ended

	March 31, 2021	March 31, 2020

NET REVENUES	$—	$—

OPERATING EXPENSES:
Compensation and related expenses	279,135	79,601
Professional and consulting expenses	604,036	32,405
General and administrative expenses	113,637	81,781

Total operating expenses	996,808	193,787

OTHER INCOME (EXPENSE)
Interest expense	(97)	(14,176)
Interest income	134	1

Total other income (expense), net	37	(14,175)

NET LOSS	$(996,771)	$(207,962)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.04)	$(0.01)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING:
Basic and diluted	25,926,748	26,412,690

See accompanying notes to the financial statements.

DATCHAT, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

 For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	Preferred Stock		Common Stock		Common Stock		Additional		Total
					to be issued		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2020	—	$—	25,455,640	$2,545	105,564	$10	$17,341,282	$(16,761,512)	$582,325

Sale of common stock, net of offering costs	—	—	806,048	81	3,350	—	1,592,891	—	1,592,972

Common stock issued for common stock issuable		—	102,036	10	(102,286)	(10)	—	—	—

Common stock issued for services	—	—	410,000	41	—	—	469,959	—	470,000

Net loss for the period	—	—	—	—	—	—	—	(996,771)	(996,771)

Balance, March 31, 2021	—	$—	26,773,724	$2,677	6,628	$—	$19,404,132 #	$(17,758,283)	$1,648,526

	Preferred Stock		Common Stock		Common Stock		Additional		Total
					to be issued		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2019	—	—	26,350,711	$2,635	250	$—	$15,439,527	$(15,782,042)	(339,880)

Sale of common stock, net of offering costs	—	—	140,950	14	—	—	281,785	—	281,799

Common stock issued for cashless exercise of stock warrants	—	—	222,222	22	—	—	(22)	—	—

Net loss for the period	—	—	—	—	—	—	—	(207,962)	(207,962)

Balance, March 31, 2020	—	$—	26,713,883	$2,671	250	$—	$15,721,290 #	$(15,990,004)	$(266,043)

See accompanying notes to the financial statements.

DATCHAT, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31, 2021	March 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(996,771)	$(207,962)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization of ROU asset	6,686	5,592
Stock-based compensation	470,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(143,813)	—
Advance deposits	—	(50,000)
Accounts payable and accrued expenses	20,353	(12,609)
Operating lease liability	(6,686)	(5,592)

NET CASH USED IN OPERATING ACTIVITIES	(650,231)	(270,571)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from a related party	95,143	64,015
Payments on related party advances	(92,707)	(69,905)
Repayment of notes payable - related party	(7,500)	(1,000)
Net proceeds from sale of common stock
and common stock to be issued	1,592,972	281,799

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,587,908	274,909

NET INCREASE IN CASH	937,677	4,338

CASH - beginning of period	690,423	70,774

CASH - end of period	$1,628,100	$75,112

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

See accompanying notes to the financial statements.

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

DatChat, Inc. (the “Company”) was incorporated in the State of Nevada on December 4, 2014 under the name of YssUp, Inc. On March 4, 2015, the Company’s corporate name was changed to Dat Chat, Inc. In August 2016, the Board of Directors of the Company approved to change the name of the Company from Dat Chat, Inc. to DatChat, Inc. The Company established a fiscal year end of December 31. The Company’s principal business is focused on its mobile messaging application that provides a traditional messaging platform, while providing users with complete privacy and control features for their sent messages. The Company’s mobile messaging application is called DatChat Messenger which is currently a free messaging application. Once the Company achieves critical mass of users, the Company will offer new features and will charge fees and generate revenues from the added features.

Basis of presentation and going concern

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying condensed unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions of Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements. These unaudited condensed financial statements should be read in conjunction with the summary of significant accounting policies and notes to the financial statements for the year ended December 31, 2020 of the Company which were included in the Company’s current report on Form 1-K as filed with the Securities and Exchange Commission and attached herein.

As reflected in the accompanying unaudited condensed financial statements, the Company has incurred a net loss of $996,771 and net cash used in operations of $650,231, for the three months ended March 31, 2021.  Additionally, the Company has an accumulated deficit of $17,758,283 at March 31, 2021 and has not generated revenues since inception. These circumstances cause substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise capital, and generate revenues. Currently, management is seeking capital to implement its business plan.   Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates include the valuation of deferred tax assets, and the value of stock-based compensation expenses.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation ("FDIC"). The Company’s account at this institution is insured by the FDIC up to $250,000. At March 31, 2021 and December 31, 2020, the Company had cash in excess of FDIC limits of approximately $1,378,000 and $440,000, respectively. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair value measurements and fair value of financial instruments

The carrying value of certain financial instruments, including cash, accounts payable and accrued expenses, notes payable, notes payable – related parties and due to related party are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Revenue recognition

The Company will recognize revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company will further analyze its revenue recognition policy when it enters into revenue producing customer contracts.

Advertising Costs

The Company applies ASC 720 “Other Expenses” to account for advertising related costs. Pursuant to ASC 720-35-25-1, the Company expenses the advertising costs as they are incurred. Advertising costs were $44,948 and $50,745 for the three months ended March 31, 2021 and 2020, respectively, and are included in general and administrative expenses on the statement of operations.

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

On January 1, 2019, the Company adopted ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. Operating lease right of use assets (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the statements of operations.

Income taxes

The Company accounts for income taxes pursuant to the provision of Accounting Standards Codification (“ASC”) 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Basic and diluted net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period.

The following were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss.

	March 31,
	2021	2020
Common stock equivalents:
Stock warrants	125,000	2,625,000
Total	125,000	2,625,000

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its financial statements.

NOTE 2 – OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

In January 2019, the Company renewed and extended the term of its lease facility for another three-year period from January 2019 to December 2021 starting with a monthly base rent of $2,567 plus a pro rata share of operating expenses beginning January 2019. The base rent is subject to annual increases beginning the 2nd and 3rd lease year as defined in the lease agreement. In addition to the monthly base rent, the Company is charged separately for common area maintenance which is considered a non-lease component. These non-lease component payments are expensed as incurred and are not included in operating lease assets or liabilities.

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 2 – OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES (CONTINUED)

Right-of- use assets are summarized below:

	March 31, 2021	December 31,2020
Office lease (36 months)	$72,609	$72,609
Less accumulated amortization	50,663	43,977
Right-of-use asset, net	$21,946	$28,632

Operating Lease liabilities are summarized below:

	March 31, 2021	December 31, 2020
Office lease	$72,609	$72,609
Reduction of lease liability	(50,663)	(43,977)
Total lease liability	21,946	28,632
Less: current portion	21,946	28,632
Long term portion of lease liability	$—	$—

Minimum lease payments under non-cancelable operating lease at March 31, 2021 are as follows:

Year ended December 31, 2021	24,150
Total	$24,150
Less: present value discount	(2,204)
Total operating lease liability	$21,946

NOTE 3 – RELATED PARTY TRANSACTIONS

Due to Related Party

The Company’s officer, Mr. Darin Myman, from time to time, provides advances to the Company for working capital purposes. At March 31, 2021 and December 31, 2020, the Company had a payable to the officer of $2,630 and $194, respectively. These advances are short-term in nature and non-interest bearing. During the three months ended March 31, 2021 and 2020, respectively, Mr. Myman provided advances to the Company for working capital purposes for a total of $95,143 and $64,015. The Company repaid $92,707 and $69,905 of these advances.

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 3 – RELATED PARTY TRANSACTIONS (CONTINUED)

Notes Payable – Related Party

On May 29, 2015, the Company entered into a promissory note agreement, providing for the issuance of a note in the principal amount of $30,000 to a principal stockholder of the Company. The note was due on July 29, 2015. The annual interest rate for the loan is 10%. The Company defaulted to repay the note when it was due. On February 25, 2016, the Company entered into an extension agreement with the lender to extend the maturity date of the note to December 31, 2016. In accordance with the extension agreement, the Company and the lender agree to increase the amount of the principal amount of the note by $5,000 as penalty for the Company’s failure to repay the note on July 29, 2015. In connection with the increase in principal amount of $5,000, the Company recorded non-cash interest expense of $5,000 on February 25, 2016. On October 25, 2017, the Company agreed to pay an additional $5,000 as penalty fee for the extension of maturity date to June 30, 2018. Between October 2018 and November 2018, the Company paid a total principal amount of $10,000. Between March 2019 and December 2019, the Company paid a total principal amount of $13,500. During the year ended December 31, 2020, the Company paid a total principal amount of $9,000. The Company fully paid the principal amount of $7,500 in February 2021. As of March 31, 2021 and December 31, 2020, the principal balance of this note was $0 and $7,500, respectively.

As of March 31, 2021 and December 31, 2020, accrued interest related to the note payable – related party above amounted to $16,364 and $16,282, respectively, and is included in accounts payable and accrued expenses on the accompanying unaudited condensed balance sheets.

NOTE 4 – NOTES PAYABLE

Notes payable to unrelated parties is summarized below:

	As of March 31, 2021	As of December 31, 2020
	(Unaudited)
Principal amount	$6,042	$6,042
Less: current portion	(5,362)	(4,045)
Notes payable - long term portion	$680	$1,997

Minimum principal payments under notes payable to unrelated parties at March 31, 2021 are as follows:

Year ended December 31, 2021	$5,362
Year ended December 31, 2022	680
Total principal payments	$6,042

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 4 – NOTES PAYABLE (CONTINUED)

Paycheck Protection Program Funding

On May 4, 2020, the Company received federal funding in the amount of $6,042 through the Paycheck Protection Program (the “PPP”). PPP funds have certain restrictions on use of the funding proceeds, and generally must be repaid within two (2) years at 1% interest. The PPP loan may, under circumstances, be forgiven. There shall be no payment due by the Company during the six months period beginning on the date of this note (“Deferral Period”). Commencing one month after the expiration of the Deferral Period, the Company shall pay the lender monthly payments of principal and interest, each in equal amount required to fully repay by the maturity date. If a payment on this note is more than ten days late, the lender shall charge a late fee of up to 5% of the unpaid portion of the regularly scheduled payment. As of December 31, 2020, the principal balance of this note amounted to $6,042 and accrued interest of $40. During the three months ended March 31, 2021, the Company recognized $15 of interest expense. As of March 31, 2021, the principal balance of this note amounted to $6,042 and accrued interest of $55.

NOTE 5 – STOCKHOLDERS’ EQUITY

Shares Authorized

In August 2016, the Board of Directors of the Company approved and authorized an amendment to its articles of incorporation to designate 20,000,000 shares of preferred stock. Consequently, the authorized capital stock consists of 200,000,000 shares, of which 180,000,000 are shares of common stock and 20,000,000 are shares of preferred stock.

Preferred stock

In August 2016, the Company designated 1 share of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and has a stated value equal to $1.00 as may be adjusted for any stock dividends, combinations or splits. Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) the total issued and outstanding Common Stock eligible to vote at the time of the respective vote divided by (y) forty-nine one hundredths (0.49) minus (z) the total issued and outstanding Common Stock eligible to vote at the time of the respective vote. The Series A Preferred Stock does not convert into equity of the Company. The Series A Preferred Stock does not contain any redemption provision.

Common stock

Sale of Common Stock

During the three months ended March 31, 2021, the Company sold an aggregate of 809,398 shares of its common stock at $2.00 per common share for gross proceeds of $1,618,796 and net proceeds of $1,592,972 after escrow fees related to private placement sale. In connection with these sales of common stock, the Company issued 806,048 shares of common stock and there were 3,350 shares of common stock to be issued as of March 31, 2021.

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 5 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common stock for services

In March 2021, the Company issued an aggregate of 210,000 shares of common stock for consulting and professional services rendered.

The Company valued these common shares at the fair value of $420,000 or $2.00 per common share based on sales of common stock in the recent private placement. The Company recorded stock-based consulting of $420,000 which is included in professional and consulting expenses in the accompanying unaudited condensed statements of operations for the three months ended March 31, 2021.

In February 2021, the Company entered into a one-year Advisory Board Agreement with an individual who will act as an advisor to the Company’s Board. In accordance with this agreement the Company issued 200,000 shares of its common stock as consideration for the services provided. The Company valued these common shares at a fair value of $400,000 or $2.00 per common share based on sales of common stock in the recent private placement. The Company recorded stock-based consulting of $50,000 which was included in professional and consulting expenses in the accompanying unaudited condensed statements of operations for the three months ended March 31, 2021 and the remaining balance of $350,000 as of March 31, 2021 will be amortized into expense over the term of the agreement.

As of March 31, 2021 and 2020, there were a total of 6,628 and 250 shares of common stock to be issued, respectively.

Common Stock Warrants

A summary of the Company’s outstanding stock warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2020	125,000	$0.20	1.59
Balance at March 31, 2021	125,000	$0.20	1.34
Warrants exercisable at March 31, 2021	125,000	$0.20	1.34

DATCHAT, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021 and 2020

(Unaudited)

NOTE 6 – COMMITMENTS AND CONTINGENCIES

In January 2019, the Company renewed and extended the term of its lease facility for another three-year period from January 2019 to December 2021 starting from a monthly base rent of $2,567 plus a pro rata share of operating expenses beginning January 2019 (see Note 2). The base rent is subject to annual increases beginning the 2nd and 3rd lease year as defined in the lease agreement. As of March 31, 2021 and 2020 rent expense was $15,790 and $9,181, respectively, and was included in general and administrative expenses on the accompanying unaudited condensed statements of operations.

On February 1, 2021, the Company entered into an Engagement Agreement (the “Agreement”) with a consulting company which will act as an exclusive lead underwriter, financial advisor, placement agent and investment banker of the Company, whereby the consultant will assist the Company to an initial public offering of the Company’s equity, debt or equity derivative instruments (“Offering”). The engagement period shall end on the earlier of i) 12 months from the date of the agreement or ii) the final closing if any of the Offering.

The consultant will prepare an Underwriting Agreement (the “Underwriting Agreement”) covering the sale of up to $10 million of equity, equity derivatives, and equity linked instruments of the Company. The Company shall pay compensation of 8% of the total gross proceeds of the Offering and warrants equal to 8% of the aggregate number of shares of common stock sold in the Offering. The warrants will be exercisable during the four- and half--year period commencing 6 months from the effective date of the Offering at a price equal to 110% of the public offering price per share of common stock. In addition, the Company shall pay 10% broker dealer cash fee of the amount of capital raised from private equity placements and 6% broker dealer cash fee of the amount capital raised from debt placements.

Effective February 12, 2021, the Company entered into a Branding and Marketing Services Agreement with a consultant to provide branding and digital marketing strategy for the Company. The term of the agreement is for a one-year period. Either party may terminate the agreement by giving a 30-day written notice. The Company shall pay a flat fee of $18,500 for the initial marketing services and $7,500 per month for the six-month branding and marketing management services.

NOTE 7 – SUBSEQUENT EVENTS

In April 2021, the Company sold 250 shares of its common stock at $2.00 per common share for gross proceeds of $500 related to the private placement sale.

2,222,223 Units

Common Stock

Series A Warrants

PROSPECTUS

Lead Book Running Manager EF HUTTON division of Benchmark Investments, LLC	Joint Book Running Manager US TIGER SECURITIES, INC

Until , 2021 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

, 2021

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the selling stockholders. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$1,091
FINRA filing fee	$2,000
Nasdaq Capital Market initial listing fee	$55,000
Legal fees and expenses	$475,000
Printing fees and expenses	$10,000
Accounting fees and expenses	$60,000
Miscellaneous fees and expenses	$4,000
Total	$633,595

Item 14. Indemnification of Directors and Officers

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Amended and Restated Articles of Incorporation

Our Amended and Restated Articles of Incorporation provide that the Company shall, to the fullest extent permitted by the provisions of Section 78.751 of the Nevada Revised Statutes, indemnify any and all persons whom it shall have the power to indemnify under such section.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Between January 1, 2021 and March 15, 2021, the Company sold 796,998 shares of its common stock at $2.00 per common share for gross proceeds of $1,593,996 related to the private placement sale.

During the year ended December 31, 2020, in connection with a private placement, the Company issued 975,243 shares of its common stock at $2.00 per common share to accredited investors for aggregate gross proceeds of approximately $1,950,486 and net proceeds of $1,881,675 after escrow fees

On June 11, 2020, the Company entered into a six-month Advisory Board Agreement with an individual who will act as a member to the Company’s Advisory Board. In accordance with this agreement the Company issued 10,000 shares of its common stock as consideration for the services provided. The Company valued these common shares at the fair value of $20,000 or $2.00 per common share based on sales of common stock in the recent private placement. The Company recorded stock-based consulting of $20,000 and was included in professional and consulting as reflected in the accompanying statements of operations for the year ended December 31, 2020.

In March 2020, the Company issued 222,222 shares of its common stock and 2,778 shares of common stock to be issued as of December 31, 2020 in connection with the cashless exercise of 250,000 warrants with an exercise price of $0.20 per share.

During the year ended December 31, 2019, in connection with a private placement, the Company issued 375,123 shares of its common stock at $2.00 per common share to accredited investors for aggregate gross proceeds of approximately $750,246 and net proceeds of $708,600 after escrow fees

During the year ended December 31, 2018, in connection with a private placement, the Company issued 167,883 shares of its common stock at $2.00 per common share to accredited investors for aggregate gross proceeds of $335,766 and net proceeds of $328,910 after escrow fees.

On September 23, 2016, we filed an Offering Statement on Form 1-A pursuant to Tier II of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (“SEC”) and subsequent amendments thereto on December 7, 2016, January 12, 2017, January 25, 2017 and January 31, 2017 (the “Offering Statement”). The Offering Statement was qualified by the SEC on February 2, 2017. Pursuant to the Regulation A offering, as of March 31, 2021, we have sold an aggregate of 2,461,402 shares of our common stock, $0.0001 par value per share, at a purchase price of $2.00 per share, resulting in aggregate gross proceeds of $4,922,804, before deducting offerings expenses of $794,790.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Amended and Restated Articles of Incorporation
3.2*	Amended and Restated Bylaws
3.3*	Certificate of Designation of Series A Preferred Stock
4.1**	Form of Series A Warrant
4.2**	Form of Representative’s Warrant
4.3*	Form of Stock Certificate
4.4*	Form of Subscription Agreement
5.1**	Opinion of Sheppard, Mullin, Richter & Hampton LLP
6.1	Form of Master Services Agreement with FundAmerica, LLC and FundAmerica Stock Transfer
6.2	Form of Technology Agreement with FundAmerica, LLC
10.1*	Form of Employment Agreement between the Company and Vadim Mats, to be effective on the closing of the offering contemplated by this registration statement
23.1*	Consent of D. Brooks and Associates CPA’s, P.A.
23.2**	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
99.1**	Consent of Pete Shelus to be named as a director upon the completion of this offering
99.2**	Consent of Wayne D. Linsley to be named as a director upon the completion of this offering
99.3**	Consent of Joseph Nelson to be named as a director upon the completion of this offering
99.4**	Consent of Carly Schumer to be named as a director upon the completion of this offering

*        Filed herewith.

**      To be filed by amendment.

+        Indicates a management contract or any compensatory plan, contract or arrangement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Brunswick, State of New Jersey, on the 2nd day of July, 2021.

DATCHAT, INC.

By:	/s/ Darin Myman
Name: Darin Myman
Title: Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darin Myman, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Darin Myman	Chief Executive Officer and Director	July 2, 2021
Darin Myman	(Principal Executive Officer)

/s/ Vadim Mats	Chief Financial Officer	July 2, 2021
Vadim Mats	(Principal Financial and Accounting Officer)

/s/ Peter Shelus		July 2, 2021
Peter Shelus	Chief Technology Officer

/s/ Gabriel Daniels		July 2, 2021
Gabriel Daniels	Chief Information Officer

/s/ Dan Zeno		July 2, 2021
Dan Zeno	Chief Operating Officer